Exhibit 10.1


                                CREDIT AGREEMENT


                          Dated as of February 13, 1998

                                      among

                       CORT FURNITURE RENTAL CORPORATION,
                                  as Borrower,

                       CORT BUSINESS SERVICES CORPORATION
                                       and
             CERTAIN SUBSIDIARIES OF THE BORROWER FROM TIME TO TIME
                                 PARTIES HERETO,
                                 as Guarantors,


                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO

                                       AND

                               NATIONSBANK, N.A.,
                                    as Agent

                                TABLE OF CONTENTS

SECTION 1

DEFINITIONS.................................................................   1
   1.1  Definitions.........................................................   1
   1.2  Other Definitional Provisions.......................................  23
   1.3  Accounting Terms and Determinations.................................  23

SECTION 2

CREDIT FACILITIES...........................................................  24
   2.1  Revolving Loans.....................................................  24
   2.2  Letter of Credit Subfacility........................................  27
   2.3  Swingline Loan Subfacility..........................................  30

SECTION 3

OTHER PROVISIONS RELATING TO CREDIT FACILITIES..............................  32
   3.1  Default Rate........................................................  32
   3.2  Extension and Conversion............................................  33
   3.3  Reductions in Commitments and Prepayments...........................  33
   3.4  Fees................................................................  35
   3.5  Capital Adequacy....................................................  35
   3.6  Inability To Determine Interest Rate................................  36
   3.7  Illegality..........................................................  36
   3.8  Requirements of Law.................................................  37
   3.9  Taxes...............................................................  38
   3.10 Indemnity...........................................................  41
   3.11 Pro Rata Treatment..................................................  41
   3.12 Sharing of Payments.................................................  42
   3.13 Place and Manner of Payments........................................  43
   3.14 Indemnification; Nature of Issuing Lender's Duties..................  44

SECTION 4

GUARANTY....................................................................  44
   4.1  The Guaranty........................................................  44
   4.2  Obligations Unconditional...........................................  45
   4.3  Reinstatement.......................................................  46
   4.4  Certain Additional Waivers..........................................  46
   4.5  Remedies............................................................  46
   4.6  Continuing Guarantee................................................  47

SECTION 5

CONDITIONS..................................................................  47
   5.1  Conditions to Closing Date..........................................  47
   5.2  Conditions to All Extensions of Credit..............................  49

SECTION 6

REPRESENTATIONS AND WARRANTIES..............................................  50
   6.1  Financial Condition.................................................  50
   6.2  No Change...........................................................  51
   6.3  Corporate Existence; Compliance with Law............................  51
   6.4  Corporate Power; Authorization; Enforceable Obligations.............  51
   6.5  No Legal Bar; No Default............................................  52
   6.6  No Material Litigation..............................................  52
   6.7  Investment Company Act..............................................  52
   6.8  Federal Regulations.................................................  52
   6.9  ERISA...............................................................  53
   6.10 Environmental Matters...............................................  53
   6.11 Use of Proceeds.....................................................  54
   6.12 Subsidiaries........................................................  54
   6.13 Taxes...............................................................  55
   6.14 Solvency............................................................  55

SECTION 7

AFFIRMATIVE COVENANTS.......................................................  55
   7.1  Financial Statements................................................  55
   7.2  Certificates; Other Information.....................................  56
   7.3  Payment of Loans....................................................  57
   7.4  Conduct of Business and Maintenance of Existence....................  57
   7.5  Maintenance of Property; Insurance..................................  58
   7.6  Inspection of Property; Books and Records; Discussions..............  58
   7.7  Notices.............................................................  58
   7.8  Environmental Laws..................................................  59
   7.9  Financial Covenants.................................................  60
   7.10 Additional Subsidiary Guarantors....................................  60

SECTION 8

NEGATIVE COVENANTS..........................................................  61
   8.1  Indebtedness........................................................  61
   8.2  Liens...............................................................  62
   8.3  Nature of Business..................................................  62
   8.4  Consolidation, Merger, Sale or Purchase of Assets...................  62
   8.5  Advances, Investments and Loans.....................................  64
   8.6  Transactions with Affiliates........................................  64
   8.7  Ownership of Subsidiaries...........................................  64
   8.8  Fiscal Year.........................................................  64
   8.9  Prepayments of Indebtedness, etc....................................  64
   8.10 Dividends...........................................................  65

SECTION 9

EVENTS OF DEFAULT...........................................................  66
   9.1  Events of Default...................................................  66

SECTION 10

AGENCY PROVISIONS...........................................................  69
  10.1  Appointment.........................................................  69
  10.2  Delegation of Duties................................................  70
  10.3  Exculpatory Provisions..............................................  70
  10.4  Reliance on Communications..........................................  70
  10.5  Notice of Default...................................................  71
  10.6  Non-Reliance on Agent and Other Lenders.............................  71
  10.7  Indemnification.....................................................  72
  10.8  Agent in its Individual Capacity....................................  72
  10.9  Successor Agent.....................................................  72
  10.10 Termination of Securities Interests.................................  73

SECTION 11

MISCELLANEOUS...............................................................  73
  11.1  Amendments and Waivers..............................................  73
  11.2  Notices.............................................................  74
  11.3  No Waiver; Cumulative Remedies......................................  75
  11.4  Survival of Representations and Warranties..........................  75
  11.5  Payment of Expenses and Taxes.......................................  75
  11.6  Successors and Assigns; Participations; Purchasing Lenders..........  76
  11.7  Adjustments; Set-off................................................  79
  11.8  Table of Contents and Section Headings..............................  80
  11.9  Counterparts........................................................  80
  11.10 Severability........................................................  80
  11.11 Integration.........................................................  81
  11.12 Governing Law.......................................................  81
  11.13 Consent to Jurisdiction and Service of Process......................  81
  11.14 Confidentiality.....................................................  82
  11.15 Acknowledgments.....................................................  82
  11.16 Waivers of Jury Trial...............................................  82

                                CREDIT AGREEMENT

     THIS  CREDIT  AGREEMENT,  dated  as  of  February  13,  1998  (the  "Credit
Agreement"), is by and among CORT FURNITURE RENTAL CORPORATION, a Delaware corporation (the "Borrower"), CORT BUSINESS SERVICES CORPORATION, a Delaware corporation (the "Company") and those Subsidiaries of the Borrower identified as a "Guarantor" on the signature pages hereto and such other Subsidiaries as may from time to time become a party hereto (together with the Company, the "Guarantors"), the several lenders identified on the signature pages hereto and such other lenders as may from time to time become a party hereto (the "Lenders"), and NATIONSBANK, N.A., as agent for the Lenders (in such capacity, the "Agent").

                              W I T N E S S E T H:

     WHEREAS, the Borrower has requested that the Lenders provide a $75,000,000 credit facility (with the possibility of expansion to $150,000,000) for the purposes hereinafter set forth; and

     WHEREAS, the Lenders have agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth;

     NOW,  THEREFORE,  IN  CONSIDERATION  of the  premises  and  other  good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows:


                                    SECTION 1

                                   DEFINITIONS

     1.1 Definitions.

     As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

          "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date by execution of a Joinder Agreement in accordance with Section 7.10.

          "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Person; provided, however, that for purposes hereof, none of Citibank, N.A., Citicorp Venture Capital, Ltd. or their respective subsidiaries or portfolio companies shall be considered to be an "Affiliate" of the Company or the Borrower, except for purposes of the definition of "Permitted Investments" herein and Section 8.6. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent" means NationsBank, N.A. and any successors and assigns in such capacity.

          "Agent's Fee Letter" means the letter agreement dated as of November 10, 1997 among NationsBank, N.A., NationsBanc Montgomery Securities, Inc. and the Borrower as amended, modified, supplemented or replaced from time to time.

          "Agent's Fees" means such term as defined in Section 3.4(c).

          "Aggregate Revolving Committed Amount" means the aggregate amount of all of the Revolving Commitments in effect from time to time.

          "Applicable Percentage" means, for any day, the rate per annum set forth below opposite the applicable Pricing Level then in effect it being understood that the Applicable Percentage for (i) Eurodollar Loans shall be the percentage set forth under the column "Applicable Percentage for Eurodollar Loans and Letter of Credit Fee", (ii) the Letter of Credit Fee shall be the percentage set forth under the column "Applicable Percentage for Eurodollar Loans and Letter of Credit Fee", and (iii) the Commitment
     Fee shall be the percentage set forth under the column "Applicable Percentage for Commitment Fee":

                                          Applicable Percentage     Applicable
                    Consolidated                   for              Percentage
    Pricing            Funded              Eurodollar Loan and         for
     Level           Debt Ratio            Letter of Credit Fee   Commitment Fee
    -------         ------------          ---------------------   --------------
        V     greater than 2.5                     1.250%              0.300%

       IV     less than or equal to 2.5
              but greater than 2.0                 1.125%              0.250%

      III     less than or equal to 2.0
              but greater than 1.5                 1.000%              0.250%

       II     less than or equal to 1.5
              but greater than 1.0                 0.875%              0.250%

        I     less than or equal to 1.0            0.75%               0.200%

     The Applicable Percentage shall, in each case, be determined quarterly by the Agent as soon as practicable (but in any event within 5 days) after delivery of the quarterly financial information required by Section 7.1 together with information relating to historical information on Consolidated EBITDA for Persons or Assets acquired during the period of four consecutive quarters ending as of the date of determination, provided that the date of determination shall not be later than the date 5 days after the date by which such quarterly financial information is required to be delivered in accordance with Section 7.1 (each an "Interest Determination Date") based on the information contained in such quarterly financial information. Such Applicable Percentage shall be effective from such Interest Determination Date until the next such Interest Determination Date. The Agent shall determine the appropriate Pricing Level promptly upon its receipt of the quarterly financial information and notify the Borrower and the Lenders of any change thereof. Such determinations by the Agent shall be conclusive absent manifest error. The initial Applicable Percentages shall be based on Pricing Level III until the first Interest Determination Date to occur in connection with the quarterly financial information relating to the first fiscal quarter of 1998.

          "Asset Disposition" means (i) the sale, lease or other disposition of any property or asset by any Credit Party, other than Specified Sales and other than to the extent permitted by Section 8.5, and (ii) receipt by any Credit Party of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their property or assets.

          "Base Rate" means, for any day, the rate per annum equal to the Prime Rate in effect on such day less 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate shall be effective on the effective date of such change in the Prime Rate.

          "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

          "Borrower" means the Person identified as such in the heading hereof, together with any successors and permitted assigns.

          "Borrowing Date" means in respect of any Loan, the date such Loan is made.

          "Business" means such term as defined in Section 6.10(b).

          "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or Fairfax, Virginia are authorized or required by law to close, except that, when used in connection with a rate determination, borrowing or payment in respect of a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England.

          "Capital Expenditures" means all expenditures (other than those which are permitted by Section 8.4) which in accordance with GAAP would be classified as capital expenditures, including without limitation, Capital Lease Obligations, but excluding, in any event, expenditures made to purchase or acquire furniture or equipment to be sold or leased in the normal course of business.

          "Capital Lease" means any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

          "Capital Lease Obligations" means the capital lease obligations relating to a Capital Lease determined in accordance with GAAP.

          "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 365 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which there shall be a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) obligations of any State of the United States or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under Section 103 of the Code, having a long term rating of at least Aa-3 or AA- by Moody's or S&P, respectively, (f) Investments in municipal auction preferred stock
     (i) rated AAA (or the equivalent thereof) or better by S&P or Aaa (or the equivalent thereof) or better by Moody's and (ii) with dividends that reset at least once every 365 days and (g) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to investments of the character described in the foregoing subdivisions (a) through (f).

          "Closing Date" means the date hereof.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Commitment" means the Revolving Commitment, the LOC Commitment and the Swingline Commitment, individually or collectively, as appropriate.

          "Commitment Fee" means such term as defined in Section 3.4(a).

          "Commitment Percentage" means the Revolving Commitment Percentage or the LOC Commitment Percentage, as appropriate.

          "Commitment Period" means the period from and including the Closing Date to but not including the Termination Date.

          "Commitment   Transfer   Supplement"   means  a  Commitment   Transfer
     Supplement, substantially in the form of Schedule 11.6(c).

          "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

          "Company" means the Person identified as such in the heading hereof, together with any successors and permitted assigns.

          "Consolidated EBIT" means for any period, the sum of Consolidated Net Income plus Consolidated Interest Expense plus all provisions for any Federal, state and other income taxes for the Borrower and its Subsidiaries on a consolidated basis, determined in each case in accordance with GAAP applied on a consistent basis. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

          "Consolidated EBITDA" means for any period, (i) the sum of Consolidated EBIT plus depreciation, amortization and other non-cash charges (exclusive of depreciation and amortization relating to furniture or equipment held for sale or lease in the normal course of business) for the Borrower and its Subsidiaries on a consolidated basis, and (ii) to the extent not included in (i), then the sum of Consolidated EBIT plus depreciation, amortization and other non-cash charges (exclusive of depreciation and amortization relating to furniture or equipment held for sale or lease in the normal course of business) for Persons or assets acquired pursuant to Sections 8.4(a) or (c) hereof (net of any such items relating to dispositions made pursuant to Section 8.4(b) hereof), determined in each case in accordance with GAAP applied on a consistent basis. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

          "Consolidated Funded Debt" means Funded Debt of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis.

          "Consolidated Funded Debt Ratio" means, as of the last day of any fiscal quarter, the ratio of Consolidated Funded Debt on such day to Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.

          "Consolidated Group" means the Company and its Subsidiaries.

          "Consolidated Interest Expense" means for any period, all interest expense, including the amortization of debt discount and premium the amortization of deferred financing fees and the interest component under Capital Leases for the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of computation.

          "Consolidated Net Income" means for any period, the net income of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis, but excluding for purposes of determining the Consolidated Funded Debt Ratio and the Fixed Charge Coverage Ratio any extraordinary gains or losses (including but not limited to extraordinary losses relating to the redemption of the 12% Senior Notes due 2000) and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of computation.

          "Consolidated Net Worth" means total stockholders' equity of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP applied on a consistent basis.

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "Credit Documents" means this Credit Agreement, the Notes, any Joinder Agreement, the Agent's Fee Letter, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

          "Credit Party" means any of the Borrower, the Company and the other Guarantors.

          "Credit Party Obligations" means, without duplication, all of the obligations of the Borrower and the other Credit Parties to the Lenders and the Agent (including the obligations to pay principal of and interest on the Loans, to pay all Fees, to pay certain expenses and the obligations arising in connection with various indemnities) whenever arising, under this Credit Agreement, the Notes or any other of the Credit Documents to which the Borrower or any other Credit Party is a party.

          "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting  Lender" means at any time,  any Lender that, at such time
     (a) has failed to make a Loan or advance required pursuant to the terms of this Credit Agreement, including the funding of a Participation Interest in accordance with the terms hereof, (b) has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement, or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

          "Dividend" means any payment by the Borrower or any of its non-wholly owned Subsidiaries of a payment, distribution or dividend (other than a dividend or distribution payable solely in stock of the Person making such payment, distribution or dividend) on, or any payment on account of the purchase, redemption or retirement of, or any other distribution, any shares of any class of stock or other ownership interest in the Borrower or any of its Subsidiaries (including any such payment or distribution in cash or in property or obligations of the Company or any of its Subsidiaries).

          "Dollars" and "$" means dollars in lawful currency of the United States of America.

          "Domestic Lending Office" means the office or branch of the Lender identified on Schedule 11.2, or such other office or branch as the Lender may identify by written notice to the Borrower and the Agent.

          "Domestic Subsidiary" means a Subsidiary which is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

          "Eligible Transferee" means and includes a commercial bank, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act of 1933, as amended).

          "Environmental Laws" means any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Credit Agreement.

          "Equity Transaction" means, with respect to any Credit Party, any issuance of shares of its capital stock or other equity interest, other than an issuance (i) to a member of the Consolidated Group, (ii) in connection with a conversion of debt securities to equity, (iii) in connection with exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement or (iv) in connection with an acquisition in compliance with Section 8.4(c).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

          "Eurodollar Lending Office" means the office or branch of the Lender identified on Schedule 11.2, or such other office or branch as the Lender may identify by written notice to the Borrower and the Agent.

          "Eurodollar Loan" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

          "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

                                        Interbank Offered Rate
               Eurodollar Rate =        ----------------------
                                  1 - Eurodollar Reserve Percentage

          "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at that time.

     Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage. The parties hereto acknowledge and agree that, as of the Closing Date, the Eurodollar Reserve Percentage is zero
     (0).

          "Event of Default" means such term as defined in Section 9.

          "Existing Letters of Credit" means those Letters of Credit outstanding on the Closing Date and identified on Schedule 2.2(a) .

          "Extension of Credit" means, as to any Lender, the making of a Loan by such Lender or the issuance or extension of, or participation in, a Letter of Credit by such Lender.

          "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (A) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

          "Fee" means any fee payable pursuant to Section 3.4.

          "Fixed Charge Coverage Ratio" means, with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) the total of (i) Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of the date of computation less (ii) Capital Expenditures not relating to furniture and equipment held for lease or sale in the normal course of business for a period of four consecutive fiscal quarters ending as of the date of computation, to (b) the sum of (i) Consolidated Interest Expense for the period of four consecutive fiscal quarters ending as of the date of computation plus (ii) current maturities of Funded Debt (other than the Revolving Loans) for the period of four consecutive fiscal quarters beginning as of the day after the date of computation plus (iii) Dividends paid or distributed during the period of four consecutive fiscal quarters ending as of the date of computation. For purposes of determining the Fixed Charge Coverage Ratio, Dividends shall not include (a) cash dividends of up to

     $1,000,000 to the Company for the purpose of repurchasing the Company's equity securities in any fiscal year pursuant to the Company's employee benefit plans and (b) cash dividends of up to $2,500,000 to the Company for the sole purpose of providing loans to officers, directors, employees or Affiliates to pay, on behalf of such persons, any withholding taxes due and payable by such persons as a result of the vesting of securities received by such persons in connection with the exchange of certain debentures at the time of the Company's initial public offering.

          "Foreign Subsidiary" means a Subsidiary which is not a Domestic Subsidiary.

          "Funded Debt" means, for any Person, (i) all Indebtedness of such Person for borrowed money (including without limitation, indebtedness evidenced by promissory notes, bonds, debentures and similar instruments and further any portion of the purchase price for assets or acquisitions permitted hereunder which may be financed by the seller and Guarantee Obligations by such Person of Funded Debt of Other Persons), (ii) all purchase money Indebtedness of such Person, (iii) the principal portion of Capital Lease Obligations, (iv) the maximum amount available to be drawn under standby letters of credit and bankers' acceptances issued or created for the account of such Person, (v) all preferred stock issued by such Person and required by the terms thereto to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, and (vi) the aggregate amount of uncollected accounts receivable relating to a structured financing program whereby such Person sells or securitizes its receivable balances or portions thereof through the issuance of securities, regardless of whether such transaction is made without recourse to such Person or in a manner which would not be reflected on the balance sheet of such Person in accordance with GAAP. For purposes hereof, Funded Debt shall not include Subordinated Debt or intercompany Indebtedness owing by a Credit Party to another Credit Party.

          "GAAP" means generally accepted accounting principles in effect in the United States of America applied on a consistent basis, subject, however, in the case of determination of compliance with the financial covenants set out in Section 7.9 to the provisions of Section 1.3.

          "Government Acts" means such term as defined in Section 3.14.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee Obligation" means, as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

          "Guarantor" means the Company and those Subsidiaries of the Borrower identified as a "Guarantor" on the signature pages hereto, and each Additional Credit Party which has executed a Joinder Agreement, together with their successors and permitted assigns.

          "Guaranty"  means the guaranty of the  Guarantors set forth in Section
     4.

          "Indebtedness" means, of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices or other items incurred for the purchase of products and services utilized in the ordinary course of business), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Capital Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person,

     (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (f) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (g) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (h) all Guarantee Obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, (j) the maximum amount of all letters of credit issued or bankers' acceptances created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent not theretofore reimbursed), (k) all preferred stock issued by such Person and required by the terms thereto to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date and (l) other obligations in the nature of Funded Debt or Guarantee Obligations which would be shown as a liability on the balance sheet of such Person (other than those which relate to obligations regularly incurred in the ordinary course of business) and (m) the aggregate amount of uncollected accounts receivable relating to a structured financing program whereby such Person sells or securitizes its receivable balances or portions thereof through the issuance of securities, regardless of whether such transaction is made without recourse to such Person or in a manner which would not be reflected on the balance sheet of such Person in accordance with GAAP; but specifically excluding from the foregoing (A) trade payables and accrued expenses arising or incurred in the ordinary course of business, and (B) obligations in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which any of the Credit Parties shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such an appeal or review. For purposes hereof, Indebtedness shall include Indebtedness of any partnership in which such Person is a general partner (except for any such Indebtedness with respect to which the holder is limited to the assets of such partnership or joint venture).

          "Insolvency" means with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

          "Insolvent" means pertaining to a condition of Insolvency.

          "Interbank Offered Rate" means, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the average (rounded upward to the nearest one-sixteenth (1/16) of one percent) per annum rate of interest determined by the office of the Agent (each such determination to be conclusive and binding) as of two Business Days prior to the first day of such Interest Period, as the effective rate at which deposits in immediately available funds in U.S. dollars are being, have been, or would be offered or quoted by the Agent to major banks in the applicable interbank market for Eurodollar deposits at any time during the Business Day which is the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in the amount of the requested Eurodollar Loan. If no such offers or quotes are generally available for such amount, then the Agent shall be entitled to determine the Eurodollar Rate by estimating in its reasonable judgment the per annum rate (as described above) that would be applicable if such quote or offers were generally available.

          "Interest Payment Date" means (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Swingline Loan, the last day of each March, June, September and December, or such other day as may be mutually agreed upon by the Borrower and the Swingline Lender, but not less frequently than once a quarter, (c) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (d) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period.

          "Interest Period" means with respect to any Eurodollar Loan,

               (i) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in the notice of borrowing or notice of conversion given with respect thereto; and

               (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three
          (3) Business Days prior to the last day of the then current Interest Period with respect thereto;

     provided that the foregoing provisions are subject to the following:

               (A) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (B) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

               (C) if the Borrower shall fail to give notice as provided above, the Borrower shall be deemed to have selected a Base Rate Loan to replace the affected Eurodollar Loan;

               (D) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date; and

               (E) no more than ten (10) Eurodollar Loans may be in effect at any time. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they shall begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period.

          "Issuing Lender" means as to the Existing Letters of Credit, the Issuing Lenders identified on Schedule 2.2(a), and as to Letters of Credit issued after the Closing Date, NationsBank.

          "Joinder Agreement" means a Joinder Agreement substantially in the form of Schedule 7.10, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 7.10.

          "Lenders" means each of the Persons identified as a "Lender" on the signature pages hereto, and each Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

          "Letter of Credit" means the Existing Letters of Credit and any letter of credit issued by an Issuing Lender pursuant to the terms hereof, as such Letter of Credit may be amended, modified, extended, renewed or replaced from time to time.

          "Letter of Credit Fee" means such term as defined in Section 3.4(b).

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute).

          "Loan" means a Revolving Loan and/or a Swingline Loan, as appropriate.

          "LOC Commitment" means the commitment of the Issuing Lender to issue Letters of Credit and with respect to each Lender, the commitment of such Lender to purchase participation interests in the Letters of Credit up to such Lender's LOC Committed Amount as specified in Schedule 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

          "LOC Commitment Percentage" means, for each Lender, the percentage identified as its LOC Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.6(c).

          "LOC Committed Amount" means, collectively, the aggregate amount of all of the LOC Commitments of the Lenders to issue and participate in Letters of Credit as referenced in Section 2.2 and, individually, the amount of each Lender's LOC Commitment as specified in Schedule 2.1(a).

          "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

          "LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus
     (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

          "Mandatory  Borrowing" means such term as defined in Section 2.2(e) or
     Section 2.3(b)(ii).

          "Material Adverse Effect" means a material adverse effect on (a) the business, operations, property, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower, the Company or the other Credit Parties to perform their obligations, when such obligations are required to be performed, under this Credit Agreement or any of the Notes or (c) the validity or enforceability of this Credit Agreement, any of the Notes or any of the other Credit Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

          "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

          "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "NationsBank" means NationsBank, N.A. and its successors.

          "Net Proceeds" means gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received in connection with an Asset Disposition or Equity Transaction, net of (i) reasonable transaction costs, including in the case of an Equity Transaction, underwriting discounts and commissions and in the case of an Asset Disposition occurring in connection with a claim under an insurance policy, costs incurred in connection with adjustment and settlement of the claim, (ii) estimated taxes payable in connection therewith, and (iii) any amounts payable in respect of Funded Debt, including without limitation principal, interest, premiums and penalties, in connection therewith to the extent that such Funded Debt and any payments in respect thereof are paid with a portion of the proceeds therefrom.

          "Non-Excluded Taxes" means such term as is defined in Section 3.9.

          "Non-Investment Grade" means (i) debt which is not rated by S&P or Moody's or has a rating of less than "BBB-" by S&P or "Baa3" by Moody's and
     (ii) equity interests.

          "Note" or "Notes" means the Revolving Notes collectively, separately or individually, as appropriate.

          "Notice of Borrowing" means the written notice of borrowing as referenced and defined in Section 2.1(b)(i) or 2.3(b)(i), as appropriate.

          "Notice of Extension/Conversion" means the written notice of extension or conversion as referenced and defined in Section 3.2.

          "Obligations" means, collectively, Loans and LOC Obligations.

          "Participants" means such term as defined in Section 11.6.

          "Participation   Interest"  means  the  purchase  by  a  Lender  of  a
     participation interest in Letters of Credit as provided in Section 2.2 or in Swingline Loans as provided in Section 2.2(b)(ii).

          "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA, and any successor thereto.

          "Permitted Investments" means (i) cash and Cash Equivalents, (ii) receivables owing to the Company or any of its Subsidiaries or any receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (iii) investments in and to a domestic Credit Party other than the Company, (iv) investments in and to a Foreign Subsidiary in an aggregate amount not to exceed $5,000,0000, (v) loans (other than (a) relocation loans to officers and employees made in the ordinary course of business in an aggregate amount not to exceed
     $2,000,000 at any time outstanding and (b) loans made to officers, directors, employees or Affiliates, in an aggregate amount not to exceed $2,500,000, to pay, on behalf of such persons, any withholding taxes due and payable by such persons as a result of the vesting of securities received by such persons in connection with the exchange of certain debentures at the time of the Company's initial public offering) and advances to officers, directors, employees and Affiliates in an aggregate amount not to exceed $1,000,000 at any time outstanding, (vi) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business, (vii) investments, acquisitions or transactions permitted under Section 8.4(c)(ii), (viii) investments received in connection with a merger or disposition permitted by Sections 8.4(a) and 8.4(b), (ix) purchase or redemption of equity securities of the Borrower to the extent permitted by Section 8.10, (x) investments in and loans to entities engaged in the apartment locator business or other businesses related to the business of the Borrower and its Subsidiaries in an aggregate amount not to exceed $10,000,000 at any time outstanding, and
     (xi) additional loan advances and/or investments of a nature not contemplated by the foregoing clauses hereof, provided that such loans, advances and/or investments made pursuant to this clause (xi) shall not exceed an aggregate amount of $5,000,000. As used herein, "investment" means all investments, in cash or by delivery of property made, directly or indirectly in, to or from any Person, whether by acquisition of shares of capital stock, property, assets, indebtedness or other obligations or securities or by loan advance, capital contribution or otherwise.

          "Permitted Liens" means

               (iii) Liens created by or otherwise existing, under or in connection with this Credit Agreement or the other Credit Documents in favor of the Lenders;

               (iv) Liens in favor of a Lender hereunder as the provider of interest rate protection relating to the Loans hereunder, but only (A) to the extent such Liens secure obligations under such interest rate protection agreements permitted under Section 8.1, (B) to the extent such Liens are on the same collateral as to which the Lenders also have a Lien and (C) if such provider and the Lenders shall share pari passu in the collateral subject to such Liens;

               (v) purchase money Liens securing purchase money indebtedness (and refinancings thereof) to the extent permitted under Section 8.1(c);

               (vi) Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace (not to exceed 60 days), if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Subsidiaries with significant operations outside of the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

               (vii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

               (viii)   pledges  or  deposits  in   connection   with   workers'
          compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

               (ix) deposits to secure the performance of bids, trade contracts, (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

               (x) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);

               (xi) liens on properties in respect of judgment or award, the Indebtedness with respect to which is in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which any of the Credit Parties shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such an appeal or review and is permitted under the Credit Agreement; and

               (xii) encumbrances on real property consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which a Credit Party is a party, and other minor liens or encumbrances none of which materially interferes with the use or value of the property affected in the ordinary course of business.

          "Person"  means any  individual,  partnership,  joint  venture,  firm,
     corporation,   limited  liability  company,  association,  trust  or  other enterprise (whether or not incorporated) or any Governmental Authority.

          "Plan" means at any particular time, any employee benefit plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Prime Rate" means the per annum rate of interest established from time to time by the Agent at its principal office in Charlotte, North Carolina as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Agent. The Prime Rate is a reference rate used by the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

          "Pro Forma Basis" means, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the four-fiscal quarter period ending as of the end of the fiscal quarter most recently ended prior to the date of such transaction with respect to which the Agent has received the financial information required under Section
     7.1. As used herein, "transaction" means any merger, consolidation or acquisition as referenced in Sections 8.4(a) and (c) and any Dividend as referred in Section 8.10.

          "Properties" means such term as defined in subsection 6.10(a).

          "Purchasing Lender" means such term as defined in Section 11.6(c).

          "Register" means such term as defined in Section 11.6(d).

          "Reorganization" means with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

          "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. 2615.

          "Required Lenders" means Lenders holding more than fifty percent (50%) of the Revolving Commitments, or if the Revolving Commitments have been terminated, more than fifty percent (50%) of the Obligations then outstanding (taking into account in the case of LOC Obligations and Swingline Loans, and Participation Interests therein); provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders the Commitments of, and after termination of the Commitments, the Obligations (including Participation Interests therein) owing to, such Defaulting Lender.

          "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property is subject.

          "Responsible Officer" means the President, Chief Executive Officer, Chief Financial Officer, the Controller, any Vice President, the Treasurer or any Assistant Treasurer or other duly authorized officer.

          "Revolving Commitment" means with respect to each Lender, the commitment of such Lender to make Revolving Loans in an aggregate principal amount at any time outstanding up to such Lender's Revolving Committed Amount as specified in Schedule 2.1(a), as such amount may be increased or reduced from time to time in accordance with the provisions hereof.

          "Revolving Commitment Percentage" means for each Lender, the percentage identified as its Revolving Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.6(c).

          "Revolving Committed Amount" means collectively, the aggregate amount of all of the Revolving Commitments as referenced in Section 2.1(a) and, individually, the amount of each Lender's Revolving Commitment as specified in Schedule 2.1(a).

          "Revolving Loans" means as defined in Section 2.1.

          "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans and Swingline Loans in substantially the form attached as Schedule 2.1(f), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

          "Single Employer Plan" means any Plan which is not a Multi-Employer Plan.

          "Solvent" means, with respect to any Credit Party as of a particular date, that on such date (i) such Credit Party is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Credit Party does not intend to, and does not believe that it will, incur debts or liabilities beyond such Credit Party's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Credit Party is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Credit Party's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Credit Party is engaged or is to engage, (vi) the fair value of the property of such Credit Party is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Credit Party and (v) the present fair saleable value of the assets of such Credit Party is not less than the amount that will be required to pay the probable liability of such Credit Party on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Specified Sales" means (i) the sale, transfer, lease or other disposition of inventory and materials in the ordinary course of business, and (ii) the sale, transfer, lease, sub-lease or other disposition of machinery, parts, equipment, real property and other assets no longer useful  in  the  conduct  of the  business  of  the  Company  or any of its
     Subsidiaries, as appropriate, (iii) sale, transfer, lease or other disposition from one Credit Party to another Credit Party and (iv) the sale, transfer or other disposition of Permitted Investments.

          "Subordinated Debt" means such term as defined in Section 8.9.

          "Subsidiary" means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Swingline Commitment" means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount, and the commitment of the Lenders to purchase participation interests in the Swingline Loans as provided in Section 2.3(b)(ii), as such amounts may be reduced from time to time in accordance with the provisions hereof.

          "Swingline Committed Amount" means the amount of the Swingline Lender's Swingline Commitment as specified in Section 2.3(a).

          "Swingline Lender" means NationsBank, in its capacity as such.

          "Swingline Loan" or "Swingline Loans" means such terms as are defined in Section 2.3(a).

          "Termination Date" means the earlier of (a) the date which is the fourth (4th) anniversary of the Closing Date or (b) the date on which the Revolving Commitments shall terminate in accordance with the provisions of this Credit Agreement.

          "Tranche" means the collective reference to Eurodollar Loans whose Interest Periods begin and end on the same day. A Tranche may sometimes be referred to as a "Eurodollar Tranche".

          "Transfer Effective Date" means such term as defined in the Commitment Transfer Supplement.

          "Transferee" means such term as defined in Section 11.6(f).

          "Type" means, as to any Loan, its nature as a Base Rate Loan, Eurodollar Loan or Swingline Loan, as the case may be.

     1.2 Other Definitional Provisions.

          (a) Unless otherwise specified therein, all terms defined in this Credit Agreement shall have the defined meanings when used in the Notes or other Credit Documents or any certificate or other document made or delivered pursuant hereto.

          (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and Section, subsection, Schedule and Exhibit references are to this Credit Agreement unless otherwise specified.

          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (d) For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

     1.3 Accounting Terms and Determinations.

     Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants or otherwise required by a change in
GAAP) with the most recent audited consolidated financial statements of the Company and its consolidated Subsidiaries delivered to the Lenders unless with respect to any such change concurred in by the Company's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Credit Agreement or any of the other Credit Documents: (i) the Company or the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Lenders shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 7.1 hereof, shall mean the financial statements referred to in
Section 6.1).

     At any time that there is no material difference (other than intercompany transactions which eliminate in the consolidation of the Company's financial statements) between the financial information of the Company and it Subsidiaries and the financial information of the Borrower and its Subsidiaries, the Borrower may use any financial information of the Company and its Subsidiaries in full satisfaction of any provision of this Credit Agreement (including, but not limited to, the delivery of financial information pursuant to Section 7.1 and the determination of compliance with the financial covenants pursuant to Section 7.9).

                                    SECTION 2

                                CREDIT FACILITIES

     2.1 Revolving Loans.

          (a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time for the purposes hereinafter set forth; provided, however, that (i) with regard to each Lender individually, the sum of such Lender's share of outstanding Revolving Loans plus such Lender's LOC Commitment Percentage of outstanding LOC Obligations plus such Lender's Revolving Commitment Percentage of Swingline Loans shall not exceed such Lender's Revolving Committed Amount, and (ii) with regard to the Lenders collectively, the sum of the aggregate amount of outstanding Revolving Loans plus LOC Obligations plus Swingline Loans shall not exceed SEVENTY-FIVE MILLION DOLLARS ($75,000,000) (as such aggregate maximum amount may be reduced or increased from time to time as provided herein, the "Revolving Committed Amount"). Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof. Eurodollar Loans shall be made by each Lender at its Eurodollar Lending Office and Base Rate Loans at its Domestic Lending Office.

          (b) Revolving Loan Borrowings.

               (i) Notice of Borrowing. The Borrower shall request a Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing which confirmation may be by fax) to the Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. A form of Notice of Borrowing (a "Notice of Borrowing") is attached as
          Schedule 2.1(b)(i). If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Lender's share thereof.

               (ii) Minimum Amounts. Each Revolving Loan borrowing shall be in a minimum aggregate amount of $3,000,000 and integral multiples of $1,000,000, in the case of Eurodollar Loans, and $1,000,000 and integral multiples of $1,000,000 in excess thereof (or the remaining amount of the Revolving Commitment, if less) in the case of Base Rate Loans.

               (iii) Advances. Each Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in
          Schedule 11.2, or at such other office as the Agent may designate in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

          (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Termination Date.

          (d) Interest. Subject to the provisions of Section 3.1, Revolving Loans shall bear interest as follows:

               (i) Base Rate Loans. During such periods as Revolving Loans shall be comprised of Base Rate Loans, each such Base Rate Loan shall bear interest at a per annum rate equal to the Base Rate; and

               (ii) Eurodollar Loans. During such periods as Revolving Loans shall be comprised of Eurodollar Loans, each such Eurodollar Loan shall bear interest at a per annum rate equal to the sum of the Eurodollar Rate plus the Applicable Percentage.

     Interest on Revolving Loans shall be payable in arrears on each Interest Payment Date.

          (e) Increase in Revolving Commitments. Subject to the terms and conditions set forth herein, upon twelve (12) days advance written notice to the Agent, the Borrower shall have the right, at any time and from time to time from the Closing Date until the Termination Date, to increase the Revolving Committed Amount by an amount up to $75,000,000 in the aggregate; provided that (i) any such increase shall be in a minimum principal amount of $15,000,000 and integral multiples of $5,000,000 in excess thereof (or the remaining amount, if less), (ii) if any Revolving Loans are outstanding at the time of any such increase, the Borrower shall make such payments and adjustments on the Revolving Loans (including payment of any break-funding amount owing under Section 3.10) as necessary to give effect to the revised commitment percentages and commitment amounts of the Lenders and (iii) the conditions to Extensions of Credit in Sections 5.2 shall be true and correct. An increase in the Revolving Committed Amount hereunder shall be subject to satisfaction of the following: (A) in the case of any such request for an increase in the Revolving Committed Amount, the amount of such increase shall be offered first to the existing Lenders, and in the event the additional commitments which existing Lenders are willing to take shall exceed the amount requested by the Borrower, then in proportion to the commitments of such existing Lenders willing to take additional commitments, and (B) in the case of any such request for an increase in the Revolving Committed Amount, the amount of the additional commitments requested by the Borrower shall exceed the additional commitments which the existing Lenders are willing to take, then the Borrower may invite other commercial banks and financial institutions reasonably acceptable to the Agent to join this Credit Agreement as Lenders hereunder for the portion of commitments not taken by existing Lenders, provided that such other commercial banks and financial institutions shall enter into such joinder agreements to give effect thereto as the Agent and the Borrower may reasonably request. In connection with any increase in the Revolving Commitments pursuant to this Section, Schedule 2.1(a) shall be revised to reflect the modified commitment percentages and commitments of the Lenders. Upon payment of the one time Expandability Syndication Fee (as such term is defined in the Agent's Fee Letter), NationsBank shall use reasonable efforts to obtain additional commitments to accommodate any request by the Borrower to increase the Revolving Commitments.

          (f) Revolving Notes. The Revolving Loans shall be evidenced by the Revolving Notes.

     2.2 Letter of Credit Subfacility.

          (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, the Issuing Lender shall issue, and the Lenders shall participate in, Letters of Credit for the account of the
     Borrower from time to time upon request from the Closing Date until the Termination Date in a form acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed SEVEN MILLION DOLLARS ($7,000,000) (the "LOC Committed Amount"), (ii) with regard to each Lender individually, such Lender's LOC Commitment Percentage of the outstanding LOC Obligations shall not exceed such Lender's LOC Commitment, (iii) with regard to the Lenders collectively, the sum of the aggregate amount of outstanding Revolving Loans plus LOC Obligations plus Swingline Loans shall not exceed the Revolving Committed Amount and (iv) standby Letters of Credit shall be issued for the purpose of supporting workers' compensation and other insurance programs and other purposes arising from the ordinary course of the Borrower's business. Except as otherwise expressly agreed upon by all the Lenders, no Letter of Credit shall have an original expiry date more than one year from the date of issuance; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually on each anniversary date of their date of issuance for an additional one year period; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the Termination Date unless, but only to the extent that, the Borrower shall provide cash collateral to the Issuing Lender on the date of issuance or extension in an amount equal to the maximum amount available to be drawn under such Letter of Credit. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day.

          (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least three (3) Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, provide to the Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred. The Agent will promptly provide copies of such reports to the Lenders. The Issuing Lender will further provide to the Agent promptly upon request copies of the Letters of Credit. The Issuing Lender will provide to the Agent at least weekly, and more frequently upon request, a summary report of the nature and extent of LOC Obligations then outstanding.

          (c) Participations. Each Lender, with respect to the Existing Letters of Credit, hereby purchases a participation interest in such Existing Letters of Credit and with respect to Letters of Credit issued on or after the Closing Date, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its LOC Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its LOC Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Lender its LOC Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

          (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Revolving Loan in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower shall reimburse the Issuing Lender

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

     on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's LOC Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time), otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan borrowing to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised solely of Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made from all Lenders (without giving effect to any termination of the Commitments pursuant to Section 9.1) pro rata based on each Lender's respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 9.1) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.1(b), (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount after any such Letter of Credit may have been drawn upon; provided, however, that in the event any such Mandatory Borrowing should be less than the minimum amount for borrowings of Revolving Loans otherwise provided in
     Section 2.1(b)(ii), the Borrower shall pay to the Agent for its own account an administrative fee of $500. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above
     (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interests in the outstanding LOC Obligations; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

          (f) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

          (g) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

     2.3 Swingline Loan Subfacility.

          (a) Swingline Commitment. During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain  revolving  credit  loans to the  Borrower  (each a "Swingline
     Loan" and, collectively, the "Swingline Loans") for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed FOUR MILLION DOLLARS ($4,000,000) (the "Swingline Committed Amount"), and (ii) the sum of the aggregate amount of outstanding Revolving Loans plus LOC Obligations plus Swingline Loans shall not exceed the Aggregate Revolving Committed Amount. Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

          (b) Swingline Loan Borrowings.

               (i) Notice of Borrowing and Disbursement. The Borrower may request a Swingline Loan borrowing by written notice (or telephone notice promptly confirmed in writing which confirmation may be by fax) to the Swingline Lender and a copy to the Agent not later than 12:00 Noon (Charlotte, North Carolina time) on the Business Day of the requested Swingline borrowing. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan borrowing is requested,
          (B) the date of the requested Swingline Loan borrowing (which shall be a Business Day) and (C) the aggregate principal amount of the Swingline Loan borrowing. A form of Notice of Borrowing (a "Notice of Borrowing") is attached as Schedule 2.1(b)(i). Requests for Swingline Loans made in accordance with this Section 2.3 will be honored by the end of the date of the requested borrowing specified in the Notice of Borrowing. Each Swingline Loan borrowing shall be in a minimum aggregate amount of $100,000 and integral multiples of $100,000 in excess thereof (or the remaining amount of the Swingline Commitment, if less).

               (ii) Repayment of Swingline Loans. Each Swingline Loan borrowing shall be due and payable on the earlier of (A) the date of the next Revolving Loan borrowing, or (B) the Termination Date. If, and to the extent, any Swingline Loans shall be outstanding on the date of any Revolving Loan borrowing, such Swingline Loans shall first be repaid from the proceeds of such Revolving Loan borrowing prior to disbursement to the Borrower. In addition, the Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Agent, demand repayment of its Swingline Loans by way of a Revolving Loan borrowing, in which case the Borrower shall be deemed to have requested a Revolving Loan borrowing comprised entirely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that, in the following circumstances, any such demand shall also be deemed to have been given one Business Day prior to each of
          (i) the Termination Date, (ii) the occurrence of any Event of Default described in Section 9.1(e), (iii) upon

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

          acceleration of the Obligations hereunder, whether on account of an Event of Default described in Section 9.1(e) or any other Event of Default, and (iv) the exercise of remedies in accordance with the provisions of Section 9 hereof (each such Revolving Loan borrowing made on account of any such deemed request therefor as provided herein being hereinafter referred to as a "Mandatory Borrowing"). Each Lender hereby irrevocably agrees to make such Revolving Loans promptly upon any such request or deemed request on account of each Mandatory
          Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (I) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 5.2 are then satisfied,
          (III) whether a Default or an Event of Default then exists, (IV) failure of such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.1(b)(i), (V) the date of such Mandatory Borrowing, or (VI) any reduction in the Revolving Committed Amount or termination of the Revolving Commitments relating thereto immediately prior to such Mandatory Borrowing or contemporaneous therewith. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above(including, without limitation, as a result of the commencement of a proceeding in bankruptcy with respect to the Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its respective Revolving Commitment Percentage (determined before giving effect to any termination of the Revolving Commitments pursuant to
          Section 9), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased, and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender interest on the principal amount of such participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Mandatory Borrowing, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

          (c) Interest on Swingline Loans. Subject to the provisions of Section 3.1, Swingline Loans shall bear interest at a per annum rate equal to the Base Rate. Interest on Swingline Loans shall be payable in arrears on each Interest Payment Date.

          (d) Swingline Note. The Swingline Loans shall be evidenced by the Revolving Notes

                                    SECTION 3

                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

     3.1 Default Rate.

     Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% greater than the Base Rate).

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

     3.2 Extension and Conversion.

     The Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another Type; provided, however, that (i) except as provided in Section 3.7, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in
Section 1.1 and shall be in such minimum amounts as provided in Section 2.1(b)(ii), (iv) no more than ten (10) separate Eurodollar Loans shall be outstanding hereunder at any time, (v) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month and (vi) Swingline Loans may not be extended or converted pursuant to this Section 3.2. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the Agent prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall constitute a representation and warranty by the Borrower of the matters specified in subsections as appropriate (a) and (b), and in (c) or (d) of Section 5.2. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Loans shall be automatically converted into Base Rate Loans at the end of their Interest Period. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

     3.3 Reductions in Commitments and Prepayments.

          (a) Voluntary Reduction in Revolving Commitment. The Borrower may from time to time permanently reduce the aggregate amount of the Revolving Commitments in whole or in part without premium or penalty except as provided in Section 3.10 upon three (3) Business Days' prior written notice to the Agent; provided that after giving effect to any such voluntary reduction the sum of Revolving Loans plus LOC Obligations plus Swingline Loans then outstanding shall not exceed the Aggregate Revolving Committed Amount. Partial reductions in the aggregate Revolving Commitment shall in each case be in a minimum aggregate amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof.

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

          (b) Mandatory Reductions in Revolving Commitments and Mandatory Prepayments.

               (i) Asset Sales and Dispositions. The Aggregate Revolving Committed Amount shall be automatically and permanently reduced by an aggregate amount equal to 100% of the Net Proceeds received by the Borrower or any of its Subsidiaries from any Asset Disposition where and to the extent (A) such Net Proceeds are not reinvested in similar property or assets within 120 days of the date of such Asset Disposition (or any series of related sales, transfers or dispositions), and (B) such Net Proceeds that are not reinvested in the aggregate in any fiscal year constitute more than fifteen percent (15%) of the consolidated assets for the Consolidated Group as of the end of the immediately preceding fiscal year. Where a payment shall be owing on account of a reduction of the Aggregate Revolving Committed Amount hereunder in accordance with the provisions of Section 3.3(b)(iii), any such payment shall be made to the Agent promptly (but in any event within two (2) Business Days) following receipt by the Borrower or a Subsidiary of the Net Proceeds therefrom (taking into account any periods permitted for reinvestment thereof).

               (ii) Mandatory Prepayments. If at any time (A) the sum of the aggregate amount of Revolving Loans plus LOC Obligations plus Swingline Loans then outstanding shall exceed the Aggregate Revolving Committed Amount, (B) the aggregate amount of LOC Obligations shall exceed the aggregate LOC Committed Amount, or (C) the aggregate amount of Swingline Loans shall exceed the Swingline Committed Amount, then in any such instance the Borrower shall immediately make payment on the Loans or provide cash collateral in respect of the LOC Obligations in an amount sufficient to eliminate the deficiency. In the case of a mandatory prepayment required on account of subsection (B) or (C) in the foregoing sentence, the amount required to be paid shall serve to temporarily reduce the Aggregate Revolving Committed Amount (for purposes of borrowing availability hereunder, but not for purposes of computation of fees) by the amount of the payment required until such time as the situation shall no longer exist. Payments hereunder shall be applied first to Swingline Loans, then to Revolving Loans, and then to a cash collateral account in respect of the LOC Obligations.

          (c) Voluntary Prepayments. Loans may be prepaid in whole or in part without premium or penalty; provided that (i) Eurodollar Loans may not be prepaid other than at the end of the Interest Period applicable thereto, and (ii) each such partial prepayment shall be in a minimum aggregate principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof, in the case of Revolving Loans, and $100,000 and integral multiples thereof, in the case of Swingline Loans. Amounts prepaid on the Revolving Loans may be reborrowed in accordance with the provisions hereof.

          (d) Notice and Application. Except as otherwise provided herein, the Borrower will provide notice to the Agent of any prepayment by 11:00 A.M. (Charlotte, North Carolina time) on the date of prepayment. Unless otherwise expressly provided by the Borrower, amounts paid hereunder shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of their Interest Period maturities.

     3.4 Fees.

          (a) Commitment Fee. In consideration of the Revolving Commitments by the Lenders hereunder, the Borrower agrees to pay to the Agent for the ratable benefit of the Lenders a commitment fee (the "Commitment Fee") in an amount equal to the Applicable Percentage per annum on the average daily unused portion of the Revolving Committed Amount in effect from time to time. For purposes of computing the Commitment Fee, Swingline Loans shall not be considered usage under the Revolving Committed Amount. The Commitment Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the prior calendar quarter.

          (b) Letter of Credit Fees. In consideration of the LOC Commitments, the Borrower agrees to pay to the Issuing Lender a fee (the "Letter of Credit Fee") equal to the Applicable Percentage per annum on the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance to the date of expiration. The Issuing Lender shall promptly pay the Letter of Credit Fee over to the Agent for the ratable benefit of the Lenders (including the Issuing Lender). In addition to such Letter of Credit Fee, the Borrower agrees to pay to the Issuing Lender for its own account without sharing by the other Lenders one-eighth of one percent (1/8%) per annum on the average daily maximum amount available to be drawn under each such Letter of Credit issued by it. The Letter of Credit Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter.

          (c) Administrative Fees. The Borrower agrees to pay to the Agent, for its own account, the annual administrative fee (the "Agent's Fees") referred to in the Agent's Fee Letter.

     3.5 Capital Adequacy.

     If, after the date hereof, any Lender has determined that the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or its parent company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or its parent company's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration the policies of such Lender and its parent company with respect to capital adequacy), then, within 10 Business Days after the Borrower's receipt of the certificate referred to in the next sentence, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender and its parent company for such reduction; provided, however, that a Lender will not request any amounts hereunder unless it is generally requesting amounts under comparable provisions from similarly situated borrowers, and provided, further, that no such amounts shall be payable with respect to reduction in rate of return incurred more than three (3) months before such Lender demands compensation under this Section 3.5. A certificate as to the amount of such reduction in rate of return, the basis therefor and setting forth in reasonable detail the calculations used by the applicable Lender to arrive at the amount or amounts claimed to be due, shall be submitted to the Borrower and the Agent. Each determination by a Lender of amounts owing under this Section shall be rebuttably presumptive evidence of the matters set forth therein.

     3.6 Inability To Determine Interest Rate.

     If prior to the first day of any Interest Period, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the applicable Interest Periods, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.


     3.7 Illegality.

     Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days or the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 3.10.

     3.8 Requirements of Law.

     If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

          (i) shall subject such Lender to any tax of any kind whatsoever on or in respect of any letter of credit application or any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 3.9 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under subsection 3.9(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (iii) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Agent, in accordance herewith, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to subsection 3.10. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower, through the Agent, certifying (x) that one of the events described in this paragraph has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

     3.9 Taxes.

          (a) Except as provided below in this subsection, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, howeve , that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

               (X) (i) on or before the date of any payment by the Borrower under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

               (ii) deliver to the Borrower and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

               (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent; or

               (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) represent to the Borrower (for the benefit of the Borrower and the Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code,
          (ii) agree to furnish to the Borrower on or before the date of any payment by the Borrower, with a copy to the Agent (A) a certificate substantially in the form of Schedule 3.10 (any such certificate a "U.S. Tax Compliance Certificate") and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes;

     unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Each Person that shall become a Lender or a participant of a Lender pursuant to subsection 11.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a participant of a Lender the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

          (c) In the event that any Lender requests payment by the Borrower of any additional amounts pursuant to subsection (a) of this Section 3.9, then, provided that no Default or Event of Default has occurred and is continuing at such time, the Borrower may, at its own expense (such expense to include any transfer fee payable to the Agent under Section 11.6(b)), and in its sole discretion require such Lender to transfer and assign in whole or in part, without recourse (in accordance with and subject to the terms and conditions of Section 11.6(b)), all or part of its interests, rights and obligations under this Credit Agreement to an Eligible Transferee which shall assume such assigned obligations; provided that (i) such assignment shall not relieve the Borrower from its obligations to pay such additional amounts that may be due in accordance with subsection (a) of this Section 3.9, (ii) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority and (iii) the Borrower or such Eligible Transferee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all accrued Fees and other amounts owed to it hereunder.

     3.10 Indemnity.

     The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement,
(b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar
Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

     3.11 Pro Rata Treatment.

     Except to the extent otherwise provided herein:

          (a) Loans. Except to the extent otherwise provided herein, each Revolving Loan, each payment or prepayment of principal of any Revolving Loan, each payment of interest on the Revolving Loans, each payment of Commitment Fees, each reduction of the Revolving Committed Amount and each conversion or extension of any Revolving Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans and Participation Interests.

          (b) Letters of Credit. Each payment of the Letter of Credit Fee (other than the portion retained by the Issuing Bank for its own account) and of unreimbursed drawings in respect of LOC Obligations shall be allocated to each Lender entitled thereto pro rata in accordance with its LOC Commitment Percentage; provided that, if any Lender shall have failed to pay its applicable pro rata share of any drawing under any Letter of Credit, then any amount to which such Lender would otherwise be entitled pursuant to this subsection (b) shall instead be payable to the Issuing Lender; provided further, that in the event any amount paid to any Lender pursuant to this subsection (b) is rescinded or must otherwise be returned by the Issuing Lender, each Lender shall, upon the request of the Issuing Lender, repay to the Agent for the account of the Issuing Lender the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Issuing Lender until the date the Issuing Lender receives such repayment at a rate per annum equal to, during the period to but excluding the date two (2) Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%).

          (c) Advances. Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Revolving Commitment Percentage of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by such Lender within the time period specified therefor hereunder, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the Federal Funds Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Revolving Commitment Percentage of such borrowing is not made available to the Agent by such Lender within two Business Days of the date of the related borrowing, the Agent shall notify the Borrower of the failure of such Lender to make such amount available to the Agent and the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower.

     3.12 Sharing of Payments.

     The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, any unreimbursed drawing with respect to any LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligation or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.12 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.12 to share in the benefits of any recovery on such secured claim.

     3.13 Place and Manner of Payments.

     Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in Dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, at its offices at the Agent's office specified in Schedule 11.2 not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent the Loans, LOC Obligations, Fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.11). The Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

     3.14 Indemnification; Nature of Issuing Lender's Duties.

     In addition to its other obligations under Sections 2.2, the Borrower hereby agrees to protect, indemnify, pay and save each Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts"). As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof.

                                    SECTION 4

                                    GUARANTY

     4.1 The Guaranty.

     Each of the Credit Parties hereby jointly and severally guarantees to each Lender and the Agent as hereinafter provided the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Credit Parties hereby further agree that if any of the Credit Party Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Credit Parties will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

     Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, the obligations of each Credit Party hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the U.S. Bankruptcy Code or any comparable provisions of any applicable state law.

     4.2 Obligations Unconditional.

     The obligations of the Credit Parties under Section 4.1 hereof are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Credit Party Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Credit Parties hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any Credit Party hereunder which shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to any Credit Party, the time for any performance of or compliance with any of the Credit Party Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of any of the Credit Documents or any other agreement or instrument referred therein shall be done or omitted;

          (iii) the maturity of any of the Credit Party Obligations shall be accelerated, or any of the Credit Party Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Credit Party Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

          (iv) any Lien granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Credit Party Obligations shall fail to attach or be perfected; or

          (v) any of the Credit Party Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Credit Party) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Credit Party).

With respect to its obligations hereunder, each Credit Party hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Credit Party Obligations.

     4.3 Reinstatement.

     The obligations of the Credit Parties under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Credit Party agrees that it will indemnify each of the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     4.4 Certain Additional Waivers.

     Without limiting the generality of the provisions of any other Section of this Section 4, each Credit Party hereby specifically waives the benefits of N.C. Gen. Stat. ?? 26-7 through 26-9, inclusive. Each Credit Party further agrees that such Guarantor shall have no right of recourse to security for the Credit Party Obligations. Each of the Credit Parties further agrees that it shall have no right of subrogation, reimbursement or indemnity, nor any right of recourse to security, if any, for the Credit Party Obligations so long as any amounts payable to the Agent and the Lenders in respect of the Credit Party Obligations shall remain outstanding and until all of the Revolving Commitments shall have expired or been terminated.

     4.5 Remedies.

     The Credit Parties agree that, as between the Credit Parties, on the one hand, and the Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in
Section 9 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9) for purposes, of
Section 4.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Credit Party Obligations being deemed to have become automatically due and payable), such Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Credit Parties for purposes of said Section 4.1.

     4.6 Continuing Guarantee.

     The guarantee in this Section 4 is a continuing guarantee, and shall apply to all Credit Party Obligations whenever arising.

                                    SECTION 5

                                   CONDITIONS

     5.1 Conditions to Closing Date.

     This Credit Agreement shall become effective upon the satisfaction of the following conditions precedent:

          (a) Execution of Agreement. The Agent shall have received (i) multiple counterparts of this Credit Agreement for each Lender executed by a duly authorized officer of each party hereto and (ii) for the account of each Lender (including the Swingline Lender) a Revolving Note.

          (b) Liability and Casualty Insurance. Receipt by the Agent of copies of insurance policies or certificates of insurance evidencing liability and casualty insurance meeting the requirements set forth herein, together with evidence of payment of premiums thereon.

          (c) Financial Information. Receipt by the Agent of copies of audited consolidated financial statements for the Company and its Subsidiaries for fiscal years 1995 and 1996; and interim quarterly company-prepared consolidated financial statements for the Company and its Subsidiaries dated as of September 30, 1997.

          (d) Corporate Documents. Receipt by the Agent of the following:

               (i) Certificate of Incorporation. Copies of the certificates of incorporation or charter documents of the Borrower and each of the other Credit Parties certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation.

               (ii) Resolutions. Copies of resolutions of the Board of Directors of the Borrower and each of the other Credit Parties approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

               (iii) Bylaws. A copy of the bylaws of the Borrower and each of the other Credit Parties certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

               (iv) Good Standing. Copies of (i) certificates of good standing, existence or its equivalent with respect to the Borrower and each of the other Credit Parties certified as of a recent date by the appropriate governmental authorities of the state of incorporation and each other state in which the failure to so qualify and be in good standing would have a material adverse effect on the business or operations of the Borrower or other Credit Party in such state and
          (ii) a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

          (e) Officer's Certificate. The Agent shall have received, with a counterpart for each Lender, a certificate of a duly authorized officer of each of the Borrower and each of the other Credit Parties dated the Effective Date, substantially in the form of Schedule 5.1(g) with appropriate insertions and attachments.

          (f) Legal Opinion of Counsel. The Agent shall have received, with a copy for each Lender, an opinion of Dechert Price & Rhoads, counsel for the Borrower, the Company and the other Guarantors, dated the Closing Date and addressed to the Agent and the Lenders, in form and substance satisfactory to the Agent and the Required Lenders.

          (g) Fees. The Agent shall have received all fees, if any, owing pursuant to the Agent's Fee Letter and Section 3.4.

          (h) Subsection 5.2 Conditions. The conditions specified in subsections 5.2(a) and (b) shall be satisfied on the Closing Date as if the initial Extensions of Credit were to be made on such date.

          (i) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Agent and its counsel.

     5.2 Conditions to All Extensions of Credit.

     The obligation of each Lender to make any Extension of Credit hereunder (including the initial Extension of Credit to be made hereunder) is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

          (a) Representations and Warranties. The representations and warranties made by the Borrower, the Company and the other Credit Parties herein or which are contained in any certificate of a Responsible Officer furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date.

          (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

          (c) Additional Conditions to Revolving Loans. If such Extension of Credit is made pursuant to subsection 2.1, all conditions set forth in such subsection shall have been satisfied.

          (d) Additional Conditions to Letters of Credit. If such Extension of Credit is made pursuant to subsection 2.2, all conditions set forth in such subsection shall have been satisfied.

          (e) Additional Conditions to Swingline Loan. If such Extension of Credit is made pursuant to subsection 2.3, all conditions set forth in such subsection shall have been satisfied.

     Each request for an Extension of Credit and each acceptance by the Borrower of an Extension of Credit shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the applicable conditions in paragraphs (a) and (b), and in (c), (d) or (e) of this subsection have been satisfied.

                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

     To induce the Lenders to enter into this Agreement and to make the Extension of Credit herein provided for, each of the Credit Parties hereby represents and warrants to the Agent and to each Lender that:

     6.1 Financial Condition.

          (a) The consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 1995, December 31, 1996 and September 30, 1997, and the related consolidated statements of income and of cash flows for the fiscal year or nine month period ended on such date, reported on (only in the case of such annual statements) by KPMG Peat Marwick LLP, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects in accordance with GAAP and fairly present in all material respects the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year or nine month period then ended, subject in the case of the September 30, 1997 statements to normal year end adjustments. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein). Neither the Company nor any of its consolidated Subsidiaries had, at the date of the balance sheets referred to above, any material Guarantee Obligation, contingent liabilities or liability for taxes, long-term lease or unusual forward or long-term commitment, including, without limitation, any material interest rate or foreign currency swap or exchange transaction, which are not reflected in the foregoing statements or in the notes thereto.

          (b) The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1995, December 31, 1996 and September 30, 1997, and the related consolidated statements of income and of cash flows for the fiscal year or nine month period ended on such date, reported on (only in the case of such annual statements) by KPMG Peat Marwick LLP, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects in accordance with GAAP and fairly present in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year or nine month period then ended, subject in the case of the September 30, 1997 statements to normal year end adjustments. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the balance sheets referred to above, any material Guarantee Obligation, contingent liabilities or liability for taxes, long-term lease or unusual forward or long-term commitment, including, without limitation, any material interest rate or foreign currency swap or exchange transaction, which are not reflected in the foregoing statements or in the notes thereto.
                                       50

     6.2 No Change.

     Since September 30, 1997, there has been no development or event which has had a Material Adverse Effect.

     6.3 Corporate Existence; Compliance with Law.

     Except as disclosed on Schedule 6.3, each of the Company and its Subsidiaries, including the Borrower, (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or partnership power and authority and the legal right to own and operate all its material property, to lease the material property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign corporation or partnership and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing would not, in the aggregate, have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6.4 Corporate Power; Authorization; Enforceable Obligations.

     Each of the Borrower and the other Credit Parties has full power and authority and the legal right to make, deliver and perform the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Credit Documents to which it is party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance of any Credit Document by the Borrower or the other Credit Parties (other than those which have been obtained) or with the validity or enforceability of any Credit Document against the Borrower or the Guarantors (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents). Each Credit Document to which it is a party has been duly executed and delivered on behalf of the Borrower or the other Credit Parties, as the case may be. Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of the Borrower or the other Credit Parties, as the case may be, enforceable against the Borrower or the other Credit Parties, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     6.5 No Legal Bar; No Default.

     The execution, delivery and performance of the Credit Documents, the borrowings thereunder and the use of the proceeds of the Loans will not violate any Requirement of Law or any Contractual Obligation of the Company or its Subsidiaries, including the Borrower (except those as to which waivers or consents have been obtained), and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents. Neither the Company nor any of its Subsidiaries, including the Borrower, is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     6.6 No Material Litigation.

     Except as set forth in Schedule 6.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Borrower and the other Credit Parties, threatened by or against the Company or any of its Subsidiaries, including the Borrower, or against any of its or their respective properties or revenues (a) with respect to the Credit Documents or any Loan or any of the transactions contemplated hereby, or (b) which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

     6.7 Investment Company Act.

     Neither the Borrower nor any of the other Credit Parties is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     6.8 Federal Regulations.

     No part of the proceeds of any Extension of Credit hereunder will be used directly or indirectly for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The Company and its Subsidiaries, including the Borrower, taken as a group do not own "margin stock" except as identified in the financial statements referred to in Section 6.1 and the aggregate value of all "margin stock" owned by the Company and its Subsidiaries taken as a group does not exceed 25% of the value of their assets.

     6.9 ERISA.

     Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except to the extent that any such occurrence or failure to comply would not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period which would reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which, as determined in accordance with GAAP, would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan which would reasonably be expected to have a Material Adverse Effect.

     6.10 Environmental Matters.

     Except to the extent that all of the following, in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

          (a) To the best knowledge of the Borrower and the other Credit Parties, the facilities and properties owned, leased or operated by the Company or any of its Subsidiaries (the "Properties") do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) could give rise to liability under, any Environmental Law.

          (b) To the  best  knowledge  of the  Borrower  and  the  other  Credit
     Parties, the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business").

          (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor do the Borrower nor the other Credit Parties have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) To the best knowledge of the Borrower and the other Credit Parties, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower and the other Credit Parties, threatened, under any Environmental Law to which the Company or any Subsidiary, including the Borrower, is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

          (f) To the best knowledge of the Borrower and the other Credit Parties, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Company or any Subsidiary, including the Borrower, in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

     6.11 Use of Proceeds.

     The Loans hereunder may be used solely for acquisitions, certain senior debt prepayment (including redemption of the 12% Senior Notes due 2000), capital expenditures, working capital and other general corporate purposes not prohibited by this Credit Agreement.

     6.12 Subsidiaries.

     Set forth on Schedule 6.12 is a complete and accurate list of all Subsidiaries of the Company and the Borrower as of the Closing Date. Information on the attached Schedule includes state of incorporation; the number of shares of each class of capital stock or other equity interests outstanding; the number and percentage of outstanding shares of each class of stock; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights. The outstanding capital stock and other equity interests of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned, free and clear of all Liens. The Company and the Borrower will provide an updated Schedule 6.12 to the Agent quarterly as needed to reflect changes. Reaffirmation of the representations set out in this Section
6.12 after the Closing Date shall be on the basis of the information contained in the most recently delivered Schedule 6.12 provided to the Agent hereunder.

     6.13 Taxes.

     Each of the Company and its Subsidiaries, including the Borrower, has filed, or caused to be filed, all material tax returns (Federal, state, local and foreign) required to be filed and paid all taxes shown thereon to be due (including interest and penalties) and has paid all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing (or necessary to preserve any Liens in favor of the Lenders) by them, except for such taxes (i) which are not yet delinquent or (ii) as are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. Except as otherwise disclosed in the financial statements delivered pursuant to Section 6.1, the Company is not aware of any proposed material tax assessments against it or any of its Subsidiaries, including the Borrower.

     6.14 Solvency.

     The Company and its Subsidiaries, including the Borrower, both collectively and individually, is and, after execution of this Credit Agreement and after giving effect to the Indebtedness and Guarantee Obligations incurred hereunder and the other transactions contemplated hereby, including the transactions described in subsections 5.1(c) and 5.1(d), will be Solvent.

                                    SECTION 7

                              AFFIRMATIVE COVENANTS

     The Company and the Borrower hereby covenant and agree that on the Closing Date, and thereafter for so long as this Credit Agreement is in effect and until the Revolving Commitments have terminated, no Note remains outstanding and unpaid and the Obligations, together with interest, Commitment Fees and all other amounts owing to the Agent or any Lender hereunder, are paid in full, the Borrower shall, and in the case of subsections 7.3, 7.4, 7.5, 7.6, 7.7, 7.8 and
7.10 shall cause each of its Subsidiaries, to:

     7.1 Financial Statements.

     Furnish to the Agent and each of the Lenders:

          (a) Annual Financial Statements. As soon as available, but in any event within 90 days after the end of each fiscal year of each of the Company and the Borrower, a copy of the consolidated balance sheet of the Company or the Borrower, as appropriate, and its respective consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows of the Company or the Borrower, as appropriate, and its respective consolidated Subsidiaries for such year, audited by KPMG Peat Marwick LLP or other firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Lenders, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification; and

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

          (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each of the Company and the Borrower, a company-prepared consolidated balance sheet of the Company or the Borrower, as appropriate, and its respective consolidated Subsidiaries as at the end of such period and related company-prepared statements of income and retained earnings and of cash flows for the Company or the Borrower, as appropriate, and its respective consolidated Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year-end audit adjustments).

all such financial statements to be complete and correct in all material respects in accordance with GAAP (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and to be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein) and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change in the application of accounting principles as provided in Section 1.3.

     7.2 Certificates; Other Information.

     Furnish to the Agent and each of the Lenders:

          (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of (i) any Default or Event of Default, except as specified in such certificate, and (ii) any material difference (other than intercompany transactions which eliminate in the consolidation of the Company's financial statements) between the financial statements of the Company and its Subsidiaries and the financial statements of the Borrower and its Subsidiaries, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and 7.1(b) above, a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, the Company or the Borrower, as appropriate, during such period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every material condition, contained in this Credit Agreement to be observed, performed or

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

     satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and, in the case of the Borrower, such certificate shall include the calculation required to indicate compliance with Section 7.9;

          (c) within thirty days after the same are sent, copies of all reports (other than those otherwise provided pursuant to subsection 7.1) and other financial information which the Borrower sends to its stockholders, and within thirty days after the same are filed, copies of all financial statements and non-confidential reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

          (d) promptly, such additional financial and other information as the Agent, on behalf of any Lender, may from time to time reasonably request.

     7.3 Payment of Loans.

     Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with industry practice (subject, where applicable, to specified grace periods) all its material obligations of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Company or the Borrower, as appropriate, or its respective Subsidiaries, as the case may be.

     7.4 Conduct of Business and Maintenance of Existence.

     Continue to engage in business of the same general type as now conducted by it on the date hereof and, except as permitted by Section 8.4, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law applicable to it except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

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

     7.5 Maintenance of Property; Insurance.

     Keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies insurance on all its material property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Agent, upon written request, full information as to the insurance carried; provided, however, that the Company and its Subsidiaries, including the Borrower, may maintain self insurance plans to the extent companies of similar size and in similar businesses do so.

     7.6 Inspection of Property; Books and Records; Discussions.

     Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable notice by the Agent, the Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records (other than materials protected by the attorney-client privilege and materials which the Company or the Borrower may not disclose without violation of a confidentiality obligation binding upon
it) at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Company or the Borrower, as appropriate, and its respective Subsidiaries with officers and employees of the Company or the Borrower, as appropriate, and its respective Subsidiaries and with its independent certified public accountants.

     7.7 Notices.

     Give notice to the Agent (which shall promptly transmit such notice to each Lender) of:

          (a) immediately (and in any event within two (2) Business Days) after the Company or the Borrower knows or has reason to know thereof, the occurrence of any Default or Event of Default;

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

          (b) promptly, any default or event of default under any Contractual Obligation of the Company or the Borrower or any of their respective Subsidiaries, which would reasonably be expected to have a Material Adverse Effect;

          (c) promptly, any litigation, or any investigation or proceeding known to the Company or the Borrower, affecting the Company or any of their respective Subsidiaries, including the Borrower which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

          (d) as soon as possible and in any event within 30 days after the Company or the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

          (e) promptly (and in any event within thirty (30) days) after a transaction which gives rise to a material difference (other than intercompany transactions which eliminate in the consolidation of the Company's financial statements) between the financial information of the Company and its Subsidiaries and the financial information of the Borrower and its Subsidiaries; and

          (f) promptly, any other development or event which would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company or the Borrower proposes to take with respect thereto.

     7.8 Environmental Laws.

          (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect; and

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

          (c) Defend, indemnify and hold harmless the Agent and the Lenders, and their respective employees, agents, officers and directors, from and against  any  and  all  claims,  demands,  penalties,  fines,  liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Company, any of its Subsidiaries, including the Borrower, or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Notes and all other amounts payable hereunder.

     7.9 Financial Covenants.

          (a) Fixed Charge Coverage Ratio. There shall be maintained as of the end of each fiscal quarter a Fixed Charge Coverage Ratio of not less than 1.5:1.0.

          (b) Consolidated Funded Debt Ratio. There shall be maintained as of the end of each fiscal quarter a Consolidated Funded Debt Ratio of not greater than 3.0:1.0.

          (c) Consolidated Net Worth. There shall be maintained as of the end of each fiscal quarter a Consolidated Net Worth of at least 85% of Consolidated Net Worth at December 31, 1997 as shown on the annual audited financial statements of the Borrower as of such date; provided, however, that the minimum Consolidated Net Worth required hereunder shall be increased (but not decreased) on the last day of each fiscal year by an amount equal to (i) 50% of Consolidated Net Income for the fiscal year then ended beginning with fiscal year 1998 (including the effect, if any, of extraordinary losses relating to the redemption of the 12% Senior Notes due
     2000) and (ii) 50% of the Net Proceeds from any Equity Transaction.

     7.10 Additional Subsidiary Guarantors.

     Where Domestic Subsidiaries of the Company which are not Credit Parties hereunder (the "Non-Guarantor Subsidiaries") shall at any time (the "Threshold Requirement"):

          (i) in any instance for any such Non-Guarantor Subsidiary, have assets in excess of $5,000,000, or

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

          (ii) in the aggregate for all such Non-Guarantor Subsidiaries, constitute more than fifteen percent (15%) of consolidated assets for the Consolidated Group,

then the Company shall within 90 days (A) notify the Agent thereof and cause such Domestic Subsidiary or Subsidiaries to become a Guarantor by execution of a Joinder Agreement, such that immediately after joinder as a Guarantor, the remaining Non-Guarantor Subsidiaries shall not in any instance, or collectively, exceed the Threshold Requirement, and (B) deliver with the Joinder Agreement, supporting resolutions, incumbency certificates, corporate formation and organizational documentation and opinions of counsel as the Agent may reasonably request.

                                    SECTION 8

                               NEGATIVE COVENANTS

     Each of the Credit Parties hereby covenants and agrees that on the Closing Date, and thereafter for so long as this Agreement is in effect and until the Revolving Commitments have terminated, no Note remains outstanding and unpaid and the Obligations, together with interest, Commitment Fees and all other amounts owing to the Agent or any Lender hereunder, are paid in full, the Borrower shall, and shall cause each of its Subsidiaries, to:

     8.1 Indebtedness.

     The Borrower will not, nor will it permit any Subsidiary to, contract, create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness arising or existing under this Credit Agreement and the other Credit Documents;

          (b) Indebtedness existing as of the Closing Date as referenced in the financial statements referenced in Section 5.1 (and set out more specifically in Schedule 8.1(b)) and renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;

          (c) Indebtedness incurred after the Closing Date consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction, expansion or improvement of an asset provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset; (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing plus reasonable costs and expenses; and (iii) the total aggregate amount of all such Capital Leases and Indebtedness of the Borrower and its Subsidiaries, as a group, shall not exceed $4,000,000 at any time outstanding;

          (d) Unsecured intercompany Indebtedness between a Credit Party and another Credit Party;

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

          (e) Indebtedness and obligations owing under interest rate protection agreements and currency protection agreements and commodity purchase or option agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

          (f) Subordinated Indebtedness, the terms of subordination and other terms and provisions of which are acceptable to the Required Lenders in their discretion;

          (g)  other   Indebtedness  of  the  Borrower  which  does  not  exceed
     $10,000,000 in the aggregate at any time outstanding.

     8.2 Liens.

     The Borrower will not, nor will it permit any Subsidiary to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens.

     8.3 Nature of Business.

     The Borrower will not, nor will it permit any Subsidiary to, alter the character of its business in any material respect from that conducted as of the Closing Date.

     8.4 Consolidation, Merger, Sale or Purchase of Assets.

     The Borrower will not, nor will it permit any Subsidiary to:

          (a) Enter into a transaction of merger or consolidation, except

               (i) a Credit Party may be a party to a transaction of merger or consolidation with another Credit Party, provided that (A) if the Borrower is a party thereto, it is the surviving corporation , (B) if a Guarantor is a party thereto, a Guarantor shall be the surviving corporation or the surviving corporation shall be a Domestic Subsidiary and shall become a Guarantor hereunder as an Additional Credit Party pursuant to Section 7.10 concurrently therewith, and (C) no Default or Event of Default shall exist either immediately prior to or immediately after giving effect thereto; and

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

               (ii) a Credit Party may be a party to a transaction of merger or consolidation with any other Person, provided that (A) the provisions of Section 7.10 regarding joinder of certain Subsidiaries as Additional Credit Parties hereunder shall be complied with, (B) no Default or Event of Default shall exist either immediately prior to or immediately after giving effect thereto, and (C) the provisions of
          Section 8.4(c) shall be complied with.

          (b) Sell, lease, transfer or otherwise dispose of assets, property and/or operations (including any sale-leaseback transaction, but excluding Specified Sales), except for any such sale, lease, transfer or other disposition for fair value in the reasonable determination of the Borrower, so long as

               (i)  no  Default  or  Event  of  Default   shall  exist,   either
          immediately prior to or immediately after giving effect thereto, and

               (ii) no more than 25% of the gross consideration received in connection therewith shall consist of Non-Investment Grade debt or equity interests.

     without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld or delayed).

          (c) Acquire all or any portion of the capital stock or other ownership interest in any Person which is not a Subsidiary or all or any substantial portion of the assets, property and/or operations of a Person which is not a Subsidiary, without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld or delayed), unless

               (i) in the case of an acquisition of capital stock or other ownership interest, if after giving effect thereto such Person will not be a Subsidiary, then such acquisition will not cause a violation of Section 8.5;

               (ii) in the case of an acquisition of capital stock or other ownership interest, if after giving effect thereto such Person will be a Subsidiary, or in the case of an acquisition of assets, property and/or operations, then

                    (A) the  Board  of  Directors  of the  Person  which  is the subject of the acquisition shall have approved the acquisition;

                    (B) the Person,  division,  operations or property  which is the subject of the acquisition is in a reasonably related line of business to that of the Borrower,

                    (C) no Default or Event of Default  would exist after giving effect thereto on a Pro Forma Basis; and

                    (D) the cost of any such  acquisition  (or series of related transactions) shall not exceed $50,000,000 in any instance.

          (d) in the case of the Company and the Borrower, wind-up or dissolve, whether voluntarily or involuntarily (or suffer to permit any such liquidation or dissolution).

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

     8.5 Advances, Investments and Loans.

     Except as otherwise permitted hereunder, the Borrower will not, nor will it permit any Subsidiary to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person except for Permitted Investments.

     8.6 Transactions with Affiliates.

     Except as permitted in subsection (v) of the definition of Permitted Investments, the Borrower will not, nor will it permit any Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate (other than a Credit Party) other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder or Affiliate (other than a Credit Party).

     8.7 Ownership of Subsidiaries.

     The Borrower will not, nor will it permit any Subsidiary to, create, form or acquire a Subsidiary, unless any such Domestic Subsidiary shall comply with the provisions of Section 7.10 or the investment in any such Foreign Subsidiary shall constitute a Permitted Investment.

     8.8 Fiscal Year.

     The Borrower will not, nor will it permit any Subsidiary to, change its fiscal year, except with the prior written consent of the Agent.

     8.9 Prepayments of Indebtedness, etc.

     The Borrower will not, nor will it permit any Subsidiary to,

          (a) amend or modify, or permit the amendment or modification of, any of the terms of subordination or other terms or provisions relating to any Subordinated Debt with an aggregate principal amount in excess of
     $1,000,000 if such amendment or modification is reasonably adverse to interests of the Lenders hereunder as holders of indebtedness senior thereto as determined by Required Lenders in their discretion;

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

          (b) make (or give notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value (including, without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due) or exchange of any senior Indebtedness for borrowed money or any Subordinated Debt, except for (i) any senior Indebtedness for borrowed money with an aggregate principal amount not in excess of $1,000,000 or any Subordinated Debt with an aggregate principal amount not in excess of $1,000,000, or (ii) the payment on or redemption of the 12% Senior Notes due 2000;

          (c) make any prepayment, redemption, acquisition for value (including, without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Subordinated Debt with an aggregate principal amount in excess of $1,000,000.

As used herein, "Subordinated Debt" means any indebtedness for borrowed money which by its terms is, or upon the happening of certain events may become, subordinated in right of payment to the Obligations hereunder and other amounts owing hereunder or in connection herewith.

     8.10 Dividends.

     The Borrower will not make or pay, nor will it permit any non-wholly owned Subsidiary to make or pay, any Dividend, unless (i) no Default or Event of Default shall exist either immediately prior to or immediately after giving effect thereto, and (ii) the Borrower shall have demonstrated compliance with the financial covenants set out in Section 7.9 on a Pro Forma Basis after giving effect thereto, except that notwithstanding the foregoing, so long as no Default or Event of Default shall exist either than immediately prior to or immediately after giving effect thereto, the Borrower may pay (a) cash dividends of up to $1,000,000 to the Company for the purpose of repurchasing the Company's equity securities in any fiscal year pursuant to the Company's employee benefit plans and (b) cash dividends of up to $2,500,000 to the Company for the sole purpose of providing loans to officers, directors, employees or Affiliates to pay, on behalf of such persons, any withholding taxes due and payable by such persons as a result of the vesting of securities received by such persons in connection with the exchange of certain debentures at the time of the Company's initial public offering.

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                                    SECTION 9

                                EVENTS OF DEFAULT

     9.1 Events of Default.

     An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default):

          (a) The Borrower shall fail to pay any principal on any Note when due in accordance with the terms thereof or hereof; or the Borrower shall fail to reimburse the Issuing Lender for any LOC Obligations when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Note or any fee or other amount payable hereunder when due in accordance with the terms thereof or hereof and such failure shall continue unremedied for five (5) Business Days (or any Guarantor shall fail to pay on the Guaranty in respect of any of the foregoing or in respect of any other Guarantee Obligations thereunder); or

          (b) Any representation or warranty made or deemed made by the Company, the Borrower or other Credit Party herein or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Credit Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made; or

          (c) The Company or the Borrower shall (i) default in the due performance or observance of Section 7.9, or (ii) default in any material respect in the observance or performance of any other term, covenant or agreement contained in this Agreement (other than as described in subsections 9.1(a) or 9.1(c)(i) above), and such default shall continue unremedied for a period of 30 days or more; or

          (d) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Notes) in a principal amount outstanding of at least $10,000,000 in the aggregate for the Borrower and its Subsidiaries or in the payment by any Credit Party of any matured Guarantee Obligation in a principal amount outstanding of at least $10,000,000 in the aggregate for the Borrower and its Subsidiaries beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness in a principal amount outstanding of at least $10,000,000 in the aggregate for the Borrower and its Subsidiaries or Guarantee Obligation in a principal amount outstanding of at least $10,000,000 in the aggregate for the Borrower and its Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

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

          (e) (i) The Company or any of its Subsidiaries, including the Borrower, shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or any Subsidiary, including the Borrower, shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any Subsidiary, including the Borrower, any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any Subsidiary, including the Borrower, any case, proceeding other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any Subsidiary, including the Borrower, shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company or any Subsidiary, including the Borrower, shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (f) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid when due or covered by insurance) of $2,000,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a Trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company, any of its Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect; or

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

          (h) Either (i) a "person" or a "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 other than members of management of the Company as of the Closing Date and other than Citicorp Venture Capital, Ltd. or its subsidiaries or portfolio companies) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 30% of the then outstanding voting stock of the Company or (ii) a majority of the Board of Directors of the Company shall consist of individuals who are not Continuing Directors; "Continuing Director" means, as of any date of determination, (A) an individual who on the date two years prior to such determination date was a member of the Company's Board of Directors and (B) any new Director whose nomination for election by the Company's shareholders was approved by a vote of at least 75% of the Directors then still in office who either were Directors on the date two years prior to such determination date or whose nomination for election was previously so approved; or

          (i) The Guaranty or any provision thereof shall cease to be in full force and effect or any Credit Party or any Person acting by or on behalf of any Credit Party shall deny or disaffirm any Credit Party's obligations under the Guaranty; or

          (j) Any other Credit Document shall fail to be in full force and effect or to give the Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby (except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive);

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (e) above, automatically the Revolving Commitments shall immediately terminate and the Loans and LOC Obligations (with accrued interest thereon), and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:
(i) the Agent may, and upon the written request of the Required Lenders, the Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) the Agent may, or upon the written request of the Required Lenders, the Agent shall, by notice of default to the Borrower, declare the Loans and LOC Obligations (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith and direct the Borrower to pay to the Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit an amount equal to the maximum amount of which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 9, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

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

                                   SECTION 10

                                AGENCY PROVISIONS

     10.1 Appointment.

     Each Lender hereby designates and appoints NationsBank, N.A. as administrative agent (in such capacity as Agent hereunder, the "Agent") of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Agent as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agent. The provisions of this Section are solely for the benefit of the Agent and the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any other Credit Party.

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

     10.2 Delegation of Duties.

     The Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     10.3 Exculpatory Provisions.

     Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency herefor of any of the other Credit Documents, or for any failure of the Borrower or the other Credit Parties to perform their obligations hereunder or thereunder. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Credit Parties to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties.

     10.4 Reliance on Communications.

     The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of the other Credit Parties, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat the Lenders as the owner of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with Section 11.6(d). The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.1, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

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

     10.5 Notice of Default.

     The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

     10.6 Non-Reliance on Agent and Other Lenders.

     Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent or any affiliate thereof hereinafter taken, including any review of the affairs of the Company or the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and the other Credit Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower and the other Credit Parties which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

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

     10.7 Indemnification.

     The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and the other Credit Parties and without limiting the obligation of the Borrower and the other Credit Parties to do so), ratably according to their respective Revolving Commitment Percentages (or if the Revolving Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation
Interests of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the termination of this Credit Agreement) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

     10.8 Agent in its Individual Capacity.

     The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any other Credit Party as though the Agent were not Agent hereunder. With respect to its Loans and Participation Interests, the Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though they were not Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

     10.9 Successor Agent.

     The Agent may, at any time, resign upon 20 days written notice to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the notice of resignation, as appropriate, then the retiring Agent shall select a successor Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.

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     10.10  Termination  of  Securities  Interests.  On the  Closing  Date,  the
security interests granted pursuant to the Security Agreement dated November 21, 1995 given by the Borrower, the Company and the other Guarantors to the Agent
(the "Security Agreement"), and any joinders thereto, will be released by the Agent and the Lenders and the Security Agreement shall terminate. The Agent is authorized and directed to take any action as is necessary or appropriate to give effect to the foregoing sentence.

                                   SECTION 11

                                  MISCELLANEOUS

     11.1 Amendments and Waivers.

     Neither this Credit Agreement, nor any of the Notes, nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Credit Agreement or the other Credit Documents or (b) waive, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Credit Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, waiver, supplement, modification or release shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or Note or any installment thereon, or reduce the stated rate of any interest or fee or any other amounts payable hereunder (other than interest at the increased post-default rate) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Revolving Commitment, in each case without the written consent of each Lender directly affected thereby, or (ii) amend, modify or waive any provision of this subsection or modify the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Credit Agreement, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.14, 9.1(a), 11.4, 11.5,
11.6 or 11.7 without the written consent of each Lender directly affected thereby, or (iv) amend, modify or waive any provision of Section 10 without the written consent of the then Agent, or (v) release all or substantially all of the Guarantors without the written consent of all of the Lenders. Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Credit Parties, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

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     11.2 Notices.

     Except as otherwise provided in Section 2, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (i) when delivered by hand, (ii) when transmitted via telecopy (or other facsimile device) on a Business Day between the hours of 8:30 A.M. and 7:00 P.M. (EST or EDT, as appropriate) (or on the following Business Day if sent after 7:00 P.M.) to the number set out herein, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or
(iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case, addressed as follows in the case of the Borrower and the Agent, and as set forth on Schedule
11.2 in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

     The Credit Parties:     c/o Cort Furniture Rental Corporation
                             4401 Fair Lakes Court, Suite 300
                             Fairfax, Virginia 22033-3839
                             Attn:  Frances Ann Ziemniak
                             Phone: (703) 968-8554
                             Fax:   (703) 968-8503

     The Agent:              NationsBank, N.A.
                             101 N. Tryon Street
                             Independence Center, 15th Floor
                             NC1-001-15-04
                             Charlotte, North Carolina 28255
                             Attn:  Ret Taylor
                             Phone: (704) 388-1108
                             Fax:   (704) 388-9436

                             with a copy to:

                             NationsBank, N.A.
                             1111 East Main Street
                             4th Floor Pavilion
                             Richmond, VA 23219
                             Attn:  Marty Mitchell
                             Phone: (804) 788-2285
                             Fax:   (804) 788-3669

     11.3 No Waiver; Cumulative Remedies.

     No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     11.4 Survival of Representations and Warranties.

     All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Credit Agreement and the Notes and the making of the Loans, provided that all such representations and warranties shall terminate on the date upon which the Revolving Commitments have been terminated and all amounts owing hereunder and under any Notes have been paid in full.

     11.5 Payment of Expenses and Taxes.

     The  Borrower  agrees  (a)  to pay or  reimburse  the  Agent  for  all  its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, the Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Lender and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Credit Agreement, the Notes and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Agent and to the Lenders (including reasonable allocated costs of in-house legal counsel), and (c) on demand, to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agent and their Affiliates harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Credit Documents and any such other Documents and the use, or proposed use, of proceeds of the Loans (all the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Borrower shall not have any obligation hereunder to the Agent or any Lender, as the case may be, with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Agent or any such Lender, as the case may be, (ii) legal proceedings commenced against the Agent or any Lender by any other Lender or the Agent or its participants or (iii) a breach of any of the Credit Documents by the Lenders. The agreements in this subsection shall survive repayment of the Loans, Notes and all other amounts payable hereunder.

     11.6 Successors and Assigns; Participations; Purchasing Lenders.

          (a) This Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Credit Agreement or the other Credit Documents without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Revolving Commitment of such Lender, or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Credit Agreement to the other parties to this Credit Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Credit Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. No Lender shall transfer or grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Credit Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the scheduled maturity of any Loan or Note or any installment thereon in which such Participant is participating, or reduce the stated rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of interest at the increased post-default rate) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Revolving Commitment or Loan shall be permitted without consent of any Participant if the Participant's participation is not increased as a result thereof), (ii) release all or substantially all of the Guarantors, or (iii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Credit Agreement. In the case of any such participation, the Participant shall not have any rights under this Credit Agreement or any of the other Credit Documents (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that each Participant shall be entitled to the benefits of subsections 3.6, 3.7, 3.8, 3.9 and 11.5 with respect to its participation in the Revolving Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell or assign to any Lender or any affiliate thereof and with the consent of the Agent (which consent shall not be unreasonably withheld), to one or more additional banks or financial institutions ("Purchasing Lenders"), all or any part of its rights and obligations under this Credit Agreement and the Notes in minimum amounts of $5,000,000 (or, if less, the entire amount of such Lender's obligations) if the Purchasing Lender is not a Lender hereunder, or with no minimum amount if the Purchasing Lender is a Lender hereunder, pursuant to a Commitment Transfer Supplement, executed by such Purchasing Lender, such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof so long as no Event of Default has occurred and is continuing, by the Borrower and the Agent), and delivered to the Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Commitment Transfer Supplement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Revolving Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Credit Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Credit Agreement, such transferor Lender shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Credit Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Revolving Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Credit Agreement and the Notes. On or prior to the Transfer Effective Date specified in such Commitment Transfer Supplement, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the Note delivered to the Agent pursuant to such Commitment Transfer Supplement a new Note to the order of such Purchasing Lender in an amount equal to the Revolving Commitment assumed by it pursuant to such Commitment Transfer Supplement and, unless the transferor Lender has not retained a Revolving Commitment hereunder, a new Note to the order of the transferor Lender in an amount equal to the Revolving Commitment retained by it hereunder. Such new Note shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby. The Note surrendered by the transferor Lender shall be returned by the Agent to the Borrower marked "canceled".

          (d) The Agent shall maintain at its address  referred to in subsection
     11.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Commitment of, and principal amount of the Loans owing to, each Lender from time to time.

     The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Borrower and the Agent) together with payment to the Agent (by the transferor Lender or the Purchasing Lender, as agreed between them) of a registration and processing fee of $2,500 for each Purchasing Lender listed in such Commitment Transfer Supplement, and the Notes subject to such Commitment Transfer Supplement, the Agent shall (i) accept such Commitment Transfer Supplement, (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Borrower.

          (f) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Credit Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Credit Agreement; in each case subject to subsection 11.14.

          (g) At the time of each assignment pursuant to this subsection 11.6 to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Agent the appropriate Internal Revenue Service Forms (and, if applicable, a U.S. Tax Compliance Certificate) described in Section 3.9.

          (h) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under this Credit Agreement (including, without limitation, any right to payment of principal and interest under any Note) to any Federal Reserve Bank in accordance with applicable laws.

     11.7 Adjustments; Set-off.

          (a) Each Lender agrees that if any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (e) of Section 9.1, or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender' Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to the Borrower or any other Credit Party, any such notice being expressly waived by the Borrower or any other Credit Party to the extent permitted by applicable law, upon the occurrence of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower or any other Credit Party, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of the Borrower or any other Credit Party to such Lender hereunder and claims of every nature and description of such Lender against the Borrower or any other Credit Party, in any currency, whether arising hereunder, under the Notes or under any documents contemplated by or referred to herein or therein, as such Lender may elect, whether or not such Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The aforesaid right of set-off may be exercised by such Lender against the Borrower or any other Credit Party or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrower or any other Credit Party, or against anyone else claiming through or against the Borrower or any other Credit Party or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     11.8 Table of Contents and Section Headings.

     The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Credit Agreement.

     11.9 Counterparts.

     This Credit Agreement may be executed by one or more of the parties to this Credit Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Credit Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

     11.10 Severability.

         Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11.11 Integration.

     This Credit Agreement, the Notes and the other Credit Documents represent the agreement of the Borrower, the other Credit Parties, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent, the Borrower, the other Credit Parties, or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Notes.

     11.12 Governing Law.

     This Credit Agreement and the Notes and the rights and obligations of the parties under this Credit Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of North Carolina.

     11.13 Consent to Jurisdiction and Service of Process.

     All judicial proceedings brought against the Borrower or any other Credit Party with respect to this Credit Agreement, any Note or any of the other Credit Documents may be brought in any state or federal court of competent jurisdiction in the State of North Carolina, and, by execution and delivery of this Credit Agreement, each of the Borrower and the other Credit Parties accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Credit Agreement from which no appeal has been taken or is available. Each of the Borrower and the other Credit Parties irrevocably agrees that all process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in subsection 11.2 or at such other address of which the Agent shall have been notified pursuant thereto, such service being hereby acknowledged by the Borrower and the other Credit Parties to be effective and binding service in every respect. The Borrower, the other Credit Parties, the Agent and the Lenders irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against the Borrower or any other Credit Party in the court of any other jurisdiction.

     11.14 Confidentiality.

     The Agent and each of the Lenders agrees that it will use its best efforts not to disclose without the prior consent of the Company (other than to its employees, Subsidiaries, Affiliates, auditors or counsel or to another Lender) any information with respect to the Company and its Subsidiaries which is furnished pursuant to this Credit Agreement, any other Credit Document or any documents contemplated by or referred to herein or therein and which is designated by the Company to the Lenders in writing as confidential or as to which it is otherwise reasonably clear such information is not public, except that any Lender may disclose any such information (a) as has become generally available to the public other than by a breach of this subsection 11.14, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or the OCC or similar organizations (whether in the United States or elsewhere) or their successors or the National Association of Insurance Commissioners, (c) as may be required or appropriate in response to any summons or subpoena or any law, order, regulation or ruling applicable to such Lender, or (d) to any prospective Participant or assignee in connection with any contemplated transfer pursuant to Section 11.6, provided that such prospective transferee shall have been made aware of this Section 11.14 and shall have agreed to be bound by its provisions as if it were a party to this Credit Agreement.

     11.15 Acknowledgments.

     Each of the Credit Parties hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

          (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to the Credit Parties arising out of or in connection with this Credit Agreement and the relationship between Agent and Lenders, on one hand, and the Credit Parties, on the other hand, in connection herewith is solely that of debtor and creditor; and

          (c) no joint venture exists among the Lenders or among the Credit Parties and the Lenders.

     11.16 Waivers of Jury Trial.

     Each of the Credit Parties, the Agent and the Lenders hereby irrevocably and unconditionally waive, to the extent permitted by applicable law, trial by jury in any legal action or proceeding relating to this Credit Agreement or any other Credit Document and for any counterclaim therein.


                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                               CORT FURNITURE RENTAL CORPORATION,
                                        a Delaware corporation

                                        By /s/ Frances Ann Ziemniak

                                        Title: Vice President, Finance, Chief
                                               Financial Officer and Secretary

GUARANTORS:
                                        CORT BUSINESS SERVICES CORPORATION,
                                        a Delaware corporation

                                        By /s/ Frances Ann Ziemniak

                                        Title: Vice President, Finance, Chief
                                               Financial Officer and Secretary
LENDERS:

                                        NATIONSBANK, N.A.,
                                        in its capacity as Agent and as
                                        a Lender

                                        By /s/ Marty V. Mitchell

                                        Title: Vice President


                                        FIRST UNION NATIONAL BANK

                                        By /s/ Frank S. Taulbact

                                        Title: Senior Vice President


                                        MELLON BANK, N.A.

                                        By /s/ George A. Hennessy

                                        Title: Vice President


                                        COMERICA BANK

                                        By /s/ Kimberly S. Kersten

                                        Title: Vice President


                                        CORESTATES BANK, N.A.

                                        By /s/ John D. Brady

                                        Title: Vice President


                                        THE FIRST NATIONAL BANK OF MARYLAND

                                        By /s/ Lauren D. Johnston

                                        Title: Vice President


                                        HIBERNIA NATIONAL BANK

                                        By /s/ Karen S. De Blieux

                                        Title: Senior Vice President


                                        THE SUMITOMO BANK, LTD.

                                        By /s/ James L. Hogan

                                        Title: Vice President and Manager


                                        THE SUMITOMO BANK, LTD.

                                        By /s/ Nancy Z. Reimann

                                        Title: Vice President

                                 Schedule 2.1(a)

                             Schedule of Lenders and
                              Revolving Commitments


                                      Revolving    Revolving       LOC           LOC
                                      Committed   Commitment    Committed    Commitment
       Lender                           Amount    Percentage      Amount     Percentage
       ------                          --------   ----------     --------    ----------
NationsBank, N.A.                    $17,500,000    23.33%    $1,633,333.31    23.33%
Mellon Bank, N.A.                    $12,500,000    16.67%    $1,166,666.67    16.67%
First Union National Bank            $12,500,000    16.67%    $1,166,666.67    16.67%
Comerica Bank                        $ 6,500,000     8.67%    $  606,666.67     8.67%
CoreStates Bank, N.A.                $ 6,500,000     8.67%    $  606,666.67     8.67%
The First National Bank of Maryland  $ 6,500,000     8.67%    $  606,666.67     8.67%
Hibernia National Bank               $ 6,500,000     8.67%    $  606,666.67     8.67%
The Sumitomo Bank, Ltd.              $ 6,500,000     8.67%    $  606,666.67     8.67%
                                     -----------    -----     -------------    -----
                                     $75,000,000    100.0%    $7,000,000.00    100.0%

                               SCHEDULE 2.1(b)(i)

        Form of Borrowing Notice for Revolving Loans and Swingline Loans

                                                                          [Date]

NationsBank, N.A.,                          NationsBank, N.A.,
  as Agent under the Credit                   as Swingline Lender under the
  Agreement referred to below                 Credit Agreement referred to below
101 N. Tryon Street                         101 N. Tryon Street
Independence Center, 15th Floor             Independence Center, 15th Floor
NC1-001-15-04                               NC1-001-15-04
Charlotte, North Carolina 28255             Charlotte, North Carolina  28255

Attention:  Corporate Credit Support

Gentlemen:

     Pursuant to subsection 2.1(b) or 2.2(b) of the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") dated as of February 13, 1998 among CORT FURNITURE RENTAL
CORPORATION, a Delaware corporation (the "Borrower"), CORT BUSINESS SERVICES CORPORATION, a Delaware corporation (the "Company") and certain of its
Subsidiaries as guarantors (together with the Company, the "Guarantors"), the banks and other financial institutions from time to time parties thereto (the "Lenders") and NationsBank, N.A., as Agent for the Lenders, the Borrower hereby requests that the following Revolving Loans or Swingline Loans be made on [date] as follows (the "Proposed Borrowing"):

     Loan Requested:

          _______  Revolving Loan
          _______  Swingline Loan

     (1)  Total Amount of Loans............................     $

     (2)  Amount of (1) to be allocated
          to Eurodollar Loans..............................     $
          (REVOLVING LOANS ONLY)

     (3)  Amount of (1) to be allocated
          to Base Rate Loans...............................     $

     (4) Interest Periods and amounts to be allocated thereto in respect of Eurodollar Tranches
          (amounts must total (2)):

          (i)   one month..................................     $

          (ii)  two months.................................     $

          (iii) three months...............................     $

          (iv)  six months.................................     $

                Total Eurodollar Loans.....................     $

NOTE: REVOLVING LOAN BORROWINGS MUST BE IN MINIMUM AMOUNTS OF $3,000,000 AND $1,000,000 INCREMENTS IN EXCESS THEREOF IN THE CASE OF EURODOLLAR LOANS AND $1,000,000 AND $1,000,000 INCREMENTS IN EXCESS THEREOF, IN THE CASE OF BASE RATE LOANS.

     Terms defined in the Credit Agreement shall have the same meanings when used herein.

     The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the-date of the Proposed Borrowing:

          (A) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, with the same effect as though such representations and warranties had been made on and as of the date of such Proposed Borrowing (it being understood that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

          (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.


                                           Very truly yours,




                                           CORT FURNITURE RENTAL CORPORATION


                                            By:

                                               Title:

                                 SCHEDULE 2.1(f)

                             Form of Revolving Note

                                                               February __, 1998

     FOR VALUE RECEIVED, the undersigned Borrower, hereby promises to pay to the order of ______________________, and its successors and assigns, on or before the Termination Date to the office of the Administrative Agent in immediately available funds as provided in the Credit Agreement,

          (i) in the case of Revolving Loans, such Lender's Revolving Committed Amount or, if less, the aggregate unpaid principal amount of all Revolving Loans made by such Lender to the undersigned; and

          (ii) in the case of Swingline Loans, if such lender is the Swingline Lender, the aggregate Swingline Committed Amount or, if less, the aggregate unpaid principal amount of all Swingline Loans made to the undersigned;

together with interest thereon at the rates and as provided in the Credit Agreement.

     This Note is one of the Revolving Notes referred to in the Credit Agreement dated as of February __, 1998 (as amended and modified, the "Credit Agreement") among CORT FURNITURE RENTAL CORPORATION, a Delaware corporation, the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

     The holder may endorse and attach a schedule to reflect borrowings evidenced by this Note and all payments and prepayments thereon; provided that any failure to endorse such information shall not affect the obligation of the undersigned Borrower to pay amounts evidenced hereby.

     Upon the occurrence of an Event of Default, all amounts evidenced by this Note may, or shall, become immediately due and payable as provided in the Credit Agreement without presentment, demand, protest or notice of any kind, all of which are waived by the undersigned Borrower. In the event payment of amounts evidenced by this Note is not made at any stated or accelerated maturity, the undersigned Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

     This Note and the Loans and amounts evidenced hereby may be transferred only as provided in the Credit Agreement.

     This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of North Carolina.

     In WITNESS WHEREOF, the undersigned Borrower has caused this Note to be duly executed as of the date first above written.

                                       CORT FURNITURE RENTAL CORPORATION,
                                       a Delaware corporation


                                       By:
                                       Name:
                                       Title:

                                 Revolving Note

                                                               February 13, 1998

     FOR VALUE RECEIVED, the undersigned Borrower, hereby promises to pay to the order of NATIONSBANK, N.A., and its successors and assigns, on or before the Termination Date to the office of the Administrative Agent in immediately available funds as provided in the Credit Agreement,

          (i) in the case of Revolving Loans, such Lender's Revolving Committed Amount or, if less, the aggregate unpaid principal amount of all Revolving Loans made by such Lender to the undersigned; and

          (ii) in the case of Swingline Loans, if such lender is the Swingline Lender, the aggregate Swingline Committed Amount or, if less, the aggregate unpaid principal amount of all Swingline Loans made to the undersigned;

together with interest thereon at the rates and as provided in the Credit Agreement.

     This Note is one of the Revolving Notes referred to in the Credit Agreement dated as of February 13, 1998 (as amended and modified, the "Credit Agreement") among CORT FURNITURE RENTAL CORPORATION, a Delaware corporation, the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

     The holder may endorse and attach a schedule to reflect borrowings evidenced by this Note and all payments and prepayments thereon; provided that any failure to endorse such information shall not affect the obligation of the undersigned Borrower to pay amounts evidenced hereby.

     Upon the occurrence of an Event of Default, all amounts evidenced by this Note may, or shall, become immediately due and payable as provided in the Credit Agreement without presentment, demand, protest or notice of any kind, all of which are waived by the undersigned Borrower. In the event payment of amounts evidenced by this Note is not made at any stated or accelerated maturity, the undersigned Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

     This Note and the Loans and amounts evidenced hereby may be transferred only as provided in the Credit Agreement.

     This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of North Carolina.

     In WITNESS WHEREOF, the undersigned Borrower has caused this Note to be duly executed as of the date first above written.

                                       CORT FURNITURE RENTAL CORPORATION,
                                       a Delaware corporation

                                       By: /s/ Frances A. Ziemniak
                                       Name: Frances A. Ziemniak
                                       Title: Vice President - Finance
                                              Chief Financial Officer and
                                              Secretary

                                 Revolving Note

                                                               February 13, 1998

     FOR VALUE RECEIVED, the undersigned Borrower, hereby promises to pay to the order of CORESTATES BANK, N.A., and its successors and assigns, on or before the Termination Date to the office of the Administrative Agent in immediately available funds as provided in the Credit Agreement,

          (i) in the case of Revolving Loans, such Lender's Revolving Committed Amount or, if less, the aggregate unpaid principal amount of all Revolving Loans made by such Lender to the undersigned; and

          (ii) in the case of Swingline Loans, if such lender is the Swingline Lender, the aggregate Swingline Committed Amount or, if less, the aggregate unpaid principal amount of all Swingline Loans made to the undersigned;

together with interest thereon at the rates and as provided in the Credit Agreement.

     This Note is one of the Revolving Notes referred to in the Credit Agreement dated as of February 13, 1998 (as amended and modified, the "Credit Agreement") among CORT FURNITURE RENTAL CORPORATION, a Delaware corporation, the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

     The holder may endorse and attach a schedule to reflect borrowings evidenced by this Note and all payments and prepayments thereon; provided that any failure to endorse such information shall not affect the obligation of the undersigned Borrower to pay amounts evidenced hereby.

     Upon the occurrence of an Event of Default, all amounts evidenced by this Note may, or shall, become immediately due and payable as provided in the Credit Agreement without presentment, demand, protest or notice of any kind, all of which are waived by the undersigned Borrower. In the event payment of amounts evidenced by this Note is not made at any stated or accelerated maturity, the undersigned Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

     This Note and the Loans and amounts evidenced hereby may be transferred only as provided in the Credit Agreement.

     This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of North Carolina.

     In WITNESS WHEREOF, the undersigned Borrower has caused this Note to be duly executed as of the date first above written.

                                       CORT FURNITURE RENTAL CORPORATION,
                                       a Delaware corporation

                                       By: /s/ Frances A. Ziemniak
                                       Name: Frances A. Ziemniak
                                       Title: Vice President - Finance
                                              Chief Financial Officer and
                                              Secretary

                                 Revolving Note

                                                               February 13, 1998

     FOR VALUE RECEIVED, the undersigned Borrower, hereby promises to pay to the order of COMERICA BANK, and its successors and assigns, on or before the Termination Date to the office of the Administrative Agent in immediately available funds as provided in the Credit Agreement,

          (i) in the case of Revolving Loans, such Lender's Revolving Committed Amount or, if less, the aggregate unpaid principal amount of all Revolving Loans made by such Lender to the undersigned; and

          (ii) in the case of Swingline Loans, if such lender is the Swingline Lender, the aggregate Swingline Committed Amount or, if less, the aggregate unpaid principal amount of all Swingline Loans made to the undersigned;

together with interest thereon at the rates and as provided in the Credit Agreement.

     This Note is one of the Revolving Notes referred to in the Credit Agreement dated as of February 13, 1998 (as amended and modified, the "Credit Agreement") among CORT FURNITURE RENTAL CORPORATION, a Delaware corporation, the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

     The holder may endorse and attach a schedule to reflect borrowings evidenced by this Note and all payments and prepayments thereon; provided that any failure to endorse such information shall not affect the obligation of the undersigned Borrower to pay amounts evidenced hereby.

     Upon the occurrence of an Event of Default, all amounts evidenced by this Note may, or shall, become immediately due and payable as provided in the Credit Agreement without presentment, demand, protest or notice of any kind, all of which are waived by the undersigned Borrower. In the event payment of amounts evidenced by this Note is not made at any stated or accelerated maturity, the undersigned Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

     This Note and the Loans and amounts evidenced hereby may be transferred only as provided in the Credit Agreement.

     This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of North Carolina.

     In WITNESS WHEREOF, the undersigned Borrower has caused this Note to be duly executed as of the date first above written.

                                       CORT FURNITURE RENTAL CORPORATION,
                                       a Delaware corporation

                                       By: /s/ Frances A. Ziemniak
                                       Name: Frances A. Ziemniak
                                       Title: Vice President - Finance
                                              Chief Financial Officer and
                                              Secretary

                                 Revolving Note

                                                               February 13, 1998

     FOR VALUE RECEIVED, the undersigned Borrower, hereby promises to pay to the order of HIBERNIA NATIONAL BANK, and its successors and assigns, on or before the Termination Date to the office of the Administrative Agent in immediately available funds as provided in the Credit Agreement,

          (i) in the case of Revolving Loans, such Lender's Revolving Committed Amount or, if less, the aggregate unpaid principal amount of all Revolving Loans made by such Lender to the undersigned; and

          (ii) in the case of Swingline Loans, if such lender is the Swingline Lender, the aggregate Swingline Committed Amount or, if less, the aggregate unpaid principal amount of all Swingline Loans made to the undersigned;

together with interest thereon at the rates and as provided in the Credit Agreement.

     This Note is one of the Revolving Notes referred to in the Credit Agreement dated as of February 13, 1998 (as amended and modified, the "Credit Agreement") among CORT FURNITURE RENTAL CORPORATION, a Delaware corporation, the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

     The holder may endorse and attach a schedule to reflect borrowings evidenced by this Note and all payments and prepayments thereon; provided that any failure to endorse such information shall not affect the obligation of the undersigned Borrower to pay amounts evidenced hereby.

     Upon the occurrence of an Event of Default, all amounts evidenced by this Note may, or shall, become immediately due and payable as provided in the Credit Agreement without presentment, demand, protest or notice of any kind, all of which are waived by the undersigned Borrower. In the event payment of amounts evidenced by this Note is not made at any stated or accelerated maturity, the undersigned Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

     This Note and the Loans and amounts evidenced hereby may be transferred only as provided in the Credit Agreement.

     This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of North Carolina.

     In WITNESS WHEREOF, the undersigned Borrower has caused this Note to be duly executed as of the date first above written.

                                       CORT FURNITURE RENTAL CORPORATION,
                                       a Delaware corporation

                                       By: /s/ Frances A. Ziemniak
                                       Name: Frances A. Ziemniak
                                       Title: Vice President - Finance
                                              Chief Financial Officer and
                                              Secretary

                                 Revolving Note

                                                               February 13, 1998

     FOR VALUE RECEIVED, the undersigned Borrower, hereby promises to pay to the order of SUMITOMO BANK, LTD., and its successors and assigns, on or before the Termination Date to the office of the Administrative Agent in immediately available funds as provided in the Credit Agreement,

          (i) in the case of Revolving Loans, such Lender's Revolving Committed Amount or, if less, the aggregate unpaid principal amount of all Revolving Loans made by such Lender to the undersigned; and

          (ii) in the case of Swingline Loans, if such lender is the Swingline Lender, the aggregate Swingline Committed Amount or, if less, the aggregate unpaid principal amount of all Swingline Loans made to the undersigned;

together with interest thereon at the rates and as provided in the Credit Agreement.

     This Note is one of the Revolving Notes referred to in the Credit Agreement dated as of February 13, 1998 (as amended and modified, the "Credit Agreement") among CORT FURNITURE RENTAL CORPORATION, a Delaware corporation, the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

     The holder may endorse and attach a schedule to reflect borrowings evidenced by this Note and all payments and prepayments thereon; provided that any failure to endorse such information shall not affect the obligation of the undersigned Borrower to pay amounts evidenced hereby.

     Upon the occurrence of an Event of Default, all amounts evidenced by this Note may, or shall, become immediately due and payable as provided in the Credit Agreement without presentment, demand, protest or notice of any kind, all of which are waived by the undersigned Borrower. In the event payment of amounts evidenced by this Note is not made at any stated or accelerated maturity, the undersigned Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

     This Note and the Loans and amounts evidenced hereby may be transferred only as provided in the Credit Agreement.

     This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of North Carolina.

     In WITNESS WHEREOF, the undersigned Borrower has caused this Note to be duly executed as of the date first above written.

                                       CORT FURNITURE RENTAL CORPORATION,
                                       a Delaware corporation

                                       By: /s/ Frances A. Ziemniak
                                       Name: Frances A. Ziemniak
                                       Title: Vice President - Finance
                                              Chief Financial Officer and
                                              Secretary

                                 Revolving Note

                                                               February 13, 1998

     FOR VALUE RECEIVED, the undersigned Borrower, hereby promises to pay to the order of MELLON BANK, N.A., and its successors and assigns, on or before the Termination Date to the office of the Administrative Agent in immediately available funds as provided in the Credit Agreement,

          (i) in the case of Revolving Loans, such Lender's Revolving Committed Amount or, if less, the aggregate unpaid principal amount of all Revolving Loans made by such Lender to the undersigned; and

          (ii) in the case of Swingline Loans, if such lender is the Swingline Lender, the aggregate Swingline Committed Amount or, if less, the aggregate unpaid principal amount of all Swingline Loans made to the undersigned;

together with interest thereon at the rates and as provided in the Credit Agreement.

     This Note is one of the Revolving Notes referred to in the Credit Agreement dated as of February 13, 1998 (as amended and modified, the "Credit Agreement") among CORT FURNITURE RENTAL CORPORATION, a Delaware corporation, the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

     The holder may endorse and attach a schedule to reflect borrowings evidenced by this Note and all payments and prepayments thereon; provided that any failure to endorse such information shall not affect the obligation of the undersigned Borrower to pay amounts evidenced hereby.

     Upon the occurrence of an Event of Default, all amounts evidenced by this Note may, or shall, become immediately due and payable as provided in the Credit Agreement without presentment, demand, protest or notice of any kind, all of which are waived by the undersigned Borrower. In the event payment of amounts evidenced by this Note is not made at any stated or accelerated maturity, the undersigned Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

     This Note and the Loans and amounts evidenced hereby may be transferred only as provided in the Credit Agreement.

     This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of North Carolina.

     In WITNESS WHEREOF, the undersigned Borrower has caused this Note to be duly executed as of the date first above written.

                                       CORT FURNITURE RENTAL CORPORATION,
                                       a Delaware corporation

                                       By: /s/ Frances A. Ziemniak
                                       Name: Frances A. Ziemniak
                                       Title: Vice President - Finance
                                              Chief Financial Officer and
                                              Secretary

                                 Revolving Note

                                                               February 13, 1998

     FOR VALUE RECEIVED, the undersigned Borrower, hereby promises to pay to the order of FIRST NATIONAL BANK OF MARYLAND, and its successors and assigns, on or before the Termination Date to the office of the Administrative Agent in immediately available funds as provided in the Credit Agreement,

          (i) in the case of Revolving Loans, such Lender's Revolving Committed Amount or, if less, the aggregate unpaid principal amount of all Revolving Loans made by such Lender to the undersigned; and

          (ii) in the case of Swingline Loans, if such lender is the Swingline Lender, the aggregate Swingline Committed Amount or, if less, the aggregate unpaid principal amount of all Swingline Loans made to the undersigned;

together with interest thereon at the rates and as provided in the Credit Agreement.

     This Note is one of the Revolving Notes referred to in the Credit Agreement dated as of February 13, 1998 (as amended and modified, the "Credit Agreement") among CORT FURNITURE RENTAL CORPORATION, a Delaware corporation, the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

     The holder may endorse and attach a schedule to reflect borrowings evidenced by this Note and all payments and prepayments thereon; provided that any failure to endorse such information shall not affect the obligation of the undersigned Borrower to pay amounts evidenced hereby.

     Upon the occurrence of an Event of Default, all amounts evidenced by this Note may, or shall, become immediately due and payable as provided in the Credit Agreement without presentment, demand, protest or notice of any kind, all of which are waived by the undersigned Borrower. In the event payment of amounts evidenced by this Note is not made at any stated or accelerated maturity, the undersigned Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

     This Note and the Loans and amounts evidenced hereby may be transferred only as provided in the Credit Agreement.

     This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of North Carolina.

     In WITNESS WHEREOF, the undersigned Borrower has caused this Note to be duly executed as of the date first above written.

                                       CORT FURNITURE RENTAL CORPORATION,
                                       a Delaware corporation

                                       By: /s/ Frances A. Ziemniak
                                       Name: Frances A. Ziemniak
                                       Title: Vice President - Finance
                                              Chief Financial Officer and
                                              Secretary

                                 Revolving Note

                                                               February 13, 1998

     FOR VALUE RECEIVED, the undersigned Borrower, hereby promises to pay to the order of FIRST UNION NATIONAL BANK, and its successors and assigns, on or before the Termination Date to the office of the Administrative Agent in immediately available funds as provided in the Credit Agreement,

          (i) in the case of Revolving Loans, such Lender's Revolving Committed Amount or, if less, the aggregate unpaid principal amount of all Revolving Loans made by such Lender to the undersigned; and

          (ii) in the case of Swingline Loans, if such lender is the Swingline Lender, the aggregate Swingline Committed Amount or, if less, the aggregate unpaid principal amount of all Swingline Loans made to the undersigned;

together with interest thereon at the rates and as provided in the Credit Agreement.

     This Note is one of the Revolving Notes referred to in the Credit Agreement dated as of February 13, 1998 (as amended and modified, the "Credit Agreement") among CORT FURNITURE RENTAL CORPORATION, a Delaware corporation, the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

     The holder may endorse and attach a schedule to reflect borrowings evidenced by this Note and all payments and prepayments thereon; provided that any failure to endorse such information shall not affect the obligation of the undersigned Borrower to pay amounts evidenced hereby.

     Upon the occurrence of an Event of Default, all amounts evidenced by this Note may, or shall, become immediately due and payable as provided in the Credit Agreement without presentment, demand, protest or notice of any kind, all of which are waived by the undersigned Borrower. In the event payment of amounts evidenced by this Note is not made at any stated or accelerated maturity, the undersigned Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

     This Note and the Loans and amounts evidenced hereby may be transferred only as provided in the Credit Agreement.

     This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of North Carolina.

     In WITNESS WHEREOF, the undersigned Borrower has caused this Note to be duly executed as of the date first above written.

                                       CORT FURNITURE RENTAL CORPORATION,
                                       a Delaware corporation

                                       By: /s/ Frances A. Ziemniak
                                       Name: Frances A. Ziemniak
                                       Title: Vice President - Finance
                                              Chief Financial Officer and
                                              Secretary

                                 SCHEDULE 2.2(a)

                           Existing Letters of Credit


                                                          Outstanding
Issuing Bank     LC #    Beneficiary               Type      Amount       Issue Date   Expiry Date
------------     ----    -----------               ----      ------       ----------   -----------
NationsBank    L900830   Hartford Fire Insurance    S     $1,822,795.00    12-18-95      12-18-98
NationsBank    L901050   American MFG Mutual        S     $  197,145.00    12-22-95      12-22-98
NationsBank    L901060   Home Insurance Co          S     $   96,457.00    12-22-95      12-22-98
NationsBank    L972034   Lumbermans Mutual          S     $  675,000.00    01-29-98      01-29-99

                                  SCHEDULE 3.2

           Form of Notice for Conversion/Extension of Revolving Loans

                                                                          [Date]

NationsBank, N.A.,
  as Agent under the Credit Agreement
  referred to below
101 N. Tryon Street
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina 28255

Attention:  Corporate Support Services

Gentlemen:

     Pursuant to subsection 3.2 of the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") dated as of February 13, 1998 among CORT FURNITURE RENTAL CORPORATION, a
Delaware  corporation (the "Borrower"),  CORT BUSINESS SERVICES  CORPORATION,  a
Delaware corporation (the "Company") and certain of its Subsidiaries as guarantors (together with the Company, the "Guarantors"), the banks and other financial institutions from time to time parties thereto (the "Lenders") and NationsBank, N.A., as Agent for the Lenders, the Borrower hereby requests conversion or extension of the following Revolving Loans be made on [date] as follows (the "Proposed Conversion/Extension"):

     (1)  Total Amount of Loans to be
          converted/extended.......................................     $

     (2)  Amount of (1) to be allocated
          to Eurodollar Loans......................................     $

     (3)  Amount of (1) to be allocated
          to Base Rate Loans.......................................     $

     (4) Interest Periods and amounts to be allocated thereto in respect of Eurodollar Tranches (amounts must total (2)):

          (i)   one month..........................................     $

          (ii)  two months.........................................     $

          (iii) three months.......................................     $

          (iv)  six months.........................................     $

                Total Eurodollar Loans.............................     $


NOTE: EACH AMOUNT APPEARING IN EACH LINE ABOVE MUST BE AT LEAST EQUAL TO $3,000,000 AND IN WHOLE MULTIPLES OF $1,000,000 IN EXCESS THEREOF

     Terms defined in the Credit Agreement shall have the same meanings when used herein.

     The undersigned hereby certifies that the following  statements are true on
the   date   hereof   and   will   be   true  on   the-date   of  the   Proposed
Conversion/Extension:

          (A) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Conversion/Extension and to the application of the proceeds thereof, with the same effect as though such representations and warranties had been made on and as of the date of such Proposed Conversion/Extension (it being understood that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

          (B) no Default or Event of Default has occurred and is continuing,  or
     would  result  from  such   Proposed   Conversion/Extension   or  from  the
     application of the proceeds thereof.


                                             Very truly yours,


                                             CORT FURNITURE RENTAL CORPORATION


                                              By:
                                                 Title:

                                  SCHEDULE 3.10

                            Section 3.10 Certificate


     Reference is hereby made to the Credit Agreement, dated as of February 13, 1998, among CORT FURNITURE RENTAL CORPORATION, a Delaware corporation, (the "Borrower"), CORT BUSINESS SERVICES CORPORATION, a Delaware corporation (the "Company") and certain of its Subsidiaries, as guarantors (together with the Company, the "Guarantors"), the several banks and other financial institutions from time to time parties to this Agreement (collectively, the "Lenders"; individually, a "Lender") and as agent for the Lenders hereunder (in such capacity, the "Agent") (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Pursuant to the provisions of Section 3.10 of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                            (NAME OF LENDER]


                                            By:
                                               Name:
                                               Title:

                                 SCHEDULE 5.1(g)

                Form of Certificate of Secretary of the Borrower


                             SECRETARY'S CERTIFICATE

     Pursuant to Section 5.1(g) of the Credit Agreement (the "Credit Agreement"), dated as of February 13, 1998, among CORT FURNITURE RENTAL CORPORATION, a Delaware corporation (the "Borrower"), CORT BUSINESS SERVICES CORPORATION, a Delaware corporation (the "Company") and certain of its
Subsidiaries as guarantors (together with the Company, the "Guarantors"), the banks and other financial institutions from time to time parties thereto (the "Lenders") and NationsBank, N.A., as agent for the Lenders (in such capacity, the "Agent"), the undersigned ____________ of _________________ hereby certifies as follows:

     1. Attached hereto as Annex I is a true and complete copy of resolutions duly adopted by the Board of Directors of ______________ on ___________ 199__, and such resolutions have not in any way been rescinded or modified and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and such resolutions are the only corporate proceedings of _____________________ now in force relating to or affecting the matters referred to therein.

     2. Attached hereto as Annex II is a true and complete copy of the By-laws of _____________________ as in effect at all times since _______________ to and including the date hereof.

     3. Attached hereto as Annex III is a true and complete copy of the Restated Certificate of Incorporation of _____________________ and all amendments thereto as in effect on the date hereof.

     4. The following person is now a duly elected and qualified officer of ____________________________, holding the office indicated next to his name below, and such officer has held such office with ____________________ at all times since ___________ to and including the date hereof, and the signature appearing opposite his name below is his true and genuine signature, and such officer is duly authorized to execute and deliver on behalf of _____________ the Credit Agreement [and the Notes to be issued pursuant thereto] and to act as a Responsible Officer on behalf of _____________________ under the Credit
Agreement:

Name                               Office                              Signature

     IN WITNESS WHEREOF, the undersigned has hereunto set his/her name and affixed the corporate seal of ______________________.


                                                 ____________________________ of
                                                 ________________________

                                                 (CORPORATE SEAL)

Date:  _______________, 199__


     I,  ________________,  _______________  of  ______________________,  hereby certify that ______________, whose genuine signature appears above, is, and has been at all times since ______________, a duly elected, qualified and acting _______________ of ____________________________.


                                                 ____________________________ of
                                                 ________________________


                                                 _________________, 199__

                                  Schedule 6.3

The Borrower is in the process of merging the McGreggor Corporation ("McGreggor") and Levitt Investment Company ("Levitt") into the Borrower, with the Borrower as the surviving corporation. The mergers have been approved by the State of Delaware, but the mergers are pending in the states of Mississippi and Arizona (for McGreggor and Levitt, respectively) until annual reports for each McGreggor and Levitt are filed and the companies are in good standing. It is expected that the mergers will be completed shortly after the Closing.

                                  Schedule 6.6

None other than as described in the Company's reports filed with the Securities and Exchange Commission.

                                  Schedule 6.12

Subsidiaries of the Company
---------------------------

                                     No. Shares of                    Percentage
Name             State of Incorp.    Capital Stock       Owner        Ownership
----             ----------------    -------------       -----        ---------
Cort Furniture       Delaware                         Cort Business      100%
Rental Corporation                                      Services
("Borrower")                                          Corporation


Subsidiaries of Borrower
------------------------

None, pending the mergers described on Schedule 6.3

                                  Schedule 7.10

                            Form of Joinder Agreement


     THIS JOINDER AGREEMENT (the "Agreement"), dated as of _____________, 19__, is by and between _____________________, a ___________________ (the
"Subsidiary"), and NATIONSBANK, N.A., in its capacity as Agent under that certain Credit Agreement (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), dated as of February 13, 1998, by and among CORT FURNITURE RENTAL CORPORATION, a Delaware corporation (the "Borrower"), CORT BUSINESS SERVICES CORPORATION, a Delaware corporation (the "Company") and certain other Credit Parties party thereto, the Lenders party thereto and NationsBank, N.A., as Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

     The Subsidiary is an Additional Credit Party, and, consequently, the Borrower and the other Credit Parties are required by Section 7.10 of the Credit Agreement to cause the Subsidiary to become a "Guarantor".

     Accordingly, the Subsidiary hereby agrees as follows with the Agent, for the benefit of the Lenders:

          1. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement and the other Credit Documents, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement and the other Credit Documents. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Documents, including without limitation (i) all of the representations and warranties of the Credit Parties set forth in Section 6 of the Credit Agreement, (ii) all of the affirmative and negative covenants set forth in Sections 7 and 8 of the Credit Agreement and (iii) all of the undertakings and waivers set forth in
     Section 4 of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby (i) jointly and severally together with the other Guarantors, guarantees to each Lender and the Agent, as provided in Section 4 of the Credit Agreement, the prompt payment and performance of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof and (ii) agrees that if any of the Credit Party Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Subsidiary will, jointly and severally together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

          2. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

     IN WITNESS WHEREOF, the Subsidiary has caused this Agreement to be duly executed by its authorized officers, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                             [SUBSIDIARY]


                                             By

                                             Title

                                             Acknowledged and accepted:

                                             NATIONSBANK, N.A.
                                             as Agent

                                             By

                                             Title

                           Schedule 8.1(b)

Borrower's 12% Senior Notes due 2000 in aggregate principal amount of $49,932,000.

                                  Schedule 11.2

                              Lenders and Addresses

                                                                                                      Eurodollar
                              Address                               Domestic                           Lending
     Lender                 for Notices                          Lending Office                         Office
     ------                 -----------                          --------------                       ----------
NationsBank, N.A.          NationsBank, N.A.                     NationsBank, N.A.                  NationsBank, N.A.
                           101 N. Tryon Street                   101 N. Tryon Street                101 N. Tryon Street
                           NC1-001-15-04                         NC1-001-15-04                      NC1-001-15-04
                           Charlotte, North Carolina 28255       Charlotte, North Carolina 28255    Charlotte, North Carolina 28255
                           Attn:  Ret Taylor                     Attn:  Ret Taylor                  Attn:  Ret Taylor
                           Phone: (704) 388-1108                 Phone: (704) 388-1108              Phone: (704) 388-1108
                           Fax:   (704) 388-9436                 Fax:   (704) 388-9436              Fax:   (704) 388-9436

                           with a copy to:

                           NationsBank, N.A.
                           1111 East Main Street
                           4th Floor Pavilion
                           Richmond, Virginia 23219
                           Attn:  Marty Mitchell
                           Phone: (804) 788-2285
                           Fax:   (804) 788-3669

Mellon Bank, N.A.          Mellon Bank, N.A.                     Mellon Bank, N.A.                  Mellon Bank, N.A.
                           10 S. Second Street                   10 S. Second Street                10 S. Second Street
                           Harrisburg, Pennsylvania 17101-1010   Harrisburg, Pennsylvania 17101     Harrisburg, Pennsylvania  17101
                           Attn:  George Hennessy                Attn:  George Hennessy             Attn:  George Hennessy
                           Phone: (717) 777-3359                 Phone: (717) 777-3359              Phone: (717) 777-3359
                           Fax:   (717) 777-3363                 Fax:   (717) 777-3363              Fax:   (717) 777-3363

First Union National Bank  First Union National Bank             First Union National Bank          First Union National Bank
                           1970 Chain Bridge Road                1970 Chain Bridge Road             One Bishopsgate
                           McLean, Virginia 22102                McLean, Virginia 22102             London, EC2N3AB England
                           Attn:  Frank S. Kaulback, III         Attn:  Frank S. Kaulback, III      Attn:
                           Phone: (703) 760-6259                 Phone: (703) 760-6259              Phone:
                           Fax:   (703) 760-5457                 Fax:   (703) 760-5457              Fax:

Comerica Bank              Comerica Bank                         Comerica Bank                      Comerica Bank
                           U.S. Banking East                     U.S. Banking East                  U.S. Banking East
                           500 Woodward Avenue, 9th Floor        500 Woodward Avenue, 9th Floor     500 Woodward Avenue, 9th Floor
                           MC 3280                               MC 3280                            MC 3280
                           Detroit, Michigan 48275-3280          Detroit, Michigan 48275-3280       Detroit, Michigan 48275-3280
                           Attn:  Tamara J. Gurne                Attn:  Tamara J. Gurne             Attn:  Tamara J. Gurne
                           Phone:  (313) 222-7806                Phone: (313) 222-7806              Phone: (313) 222-7806
                           Fax:  (313) 222-3330                  Fax:   (313) 222-3330              Fax:   (313) 222-3330

                                                                                                      Eurodollar
                              Address                               Domestic                           Lending
     Lender                 for Notices                          Lending Office                         Office
     ------                 -----------                          --------------                       ----------
CoreStates Bank, N.A.      CoreStates Bank, N.A.                 CoreStates Bank, N.A.              CoreStates Bank, N.A.
                           1339 Chestnut Street                  1339 Chestnut Street               1339 Chestnut Street
                           FC 1-8-3-16                           FC 1-8-3-16                        FC 1-8-3-16
                           Philadelphia, Pennsylvania 19102      Philadelphia, Pennsylvania 19102   Philadelphia, Pennsylvania 19102
                           Attn:  John D. Brady                  Attn:  John D. Brady               Attn:  John D. Brady
                           Phone:  (215) 786-2160                Phone: (215) 786-2160              Phone: (215) 786-2160
                           Fax:  (215) 973-6745                  Fax:   (215) 973-6745              Fax:   (215) 973-6745

The First National         The First National Bank of Maryland   The First National Bank of MD      The First National Bank of MD
  Bank of Maryland         601-13th Street N.W.                  601-13th Street N.W.               601-13th Street N.W.
                           Suite 1000 North                      Suite 1000 North                   Suite 1000 North
                           Washington, D.C. 20005                Washington, D.C. 20005             Washington, D.C. 20005
                           Attn:  Lauren D. Johnston             Attn:  Lauren D. Johnston          Attn:  Lauren D. Johnston
                           Phone:  (202) 661-7227                Phone: (202) 661-7227              Phone:  (202) 661-7227
                           Fax:  (202) 661-7238                  Fax:   (202) 661-7238              Fax:  (202) 661-7238

Hibernia National Bank     Hibernia National Bank                Hibernia National Bank             Hibernia National Bank
                           313 Carondelet Street                 313 Carondelet Street              313 Carondelet Street
                           New Orleans, Louisiana 70130          New Orleans, Louisiana 70130       New Orleans, Louisiana 70130
                           Attn:  Troy J. Villafarra             Attn:  Troy J. Villafarra          Attn:  Troy J. Villafarra
                           Phone:  (504) 533-2738                Phone: (504) 533-2738              Phone: (504) 533-2738
                           Fax:  (504) 533-5344                  Fax:   (504) 533-5344              Fax:   (504) 533-5344

The Sumitomo Bank, Ltd.    The Sumitomo Bank, Ltd.               The Sumitomo Bank, Ltd.            The Sumitomo Bank, Ltd.
                           120 E. Baltimore Street               233 South Wacker Drive             233 South Wacker Drive
                           Suite 1920                            Suite 5400                         Suite 5400
                           Baltimore, Maryland 21202             Chicago, Illinois 60606            Chicago, Illinois 60606
                           Attn:  James L. Hogan                 Attn:  Maria Martinez              Attn:  Maria Martinez
                           Phone:  (410) 332-4050                Phone: (312) 993-6233              Phone: (312) 993-6233
                           Fax:  (410) 332-4058                  Fax:   (312) 876-1955              Fax:   (312) 876-1955

                                SCHEDULE 11.6(c)

                     Form of Commitment Transfer Supplement

                         COMMITMENT TRANSFER SUPPLEMENT

     Reference is made to the Credit Agreement, dated as of February 13, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among CORT FURNITURE RENTAL CORPORATION, a Delaware corporation
(the "Borrower"), CORT BUSINESS SERVICES CORPORATION, a Delaware corporation (the "Company") and certain of its Subsidiaries as guarantors (together with the Company, the "Guarantors"), the banks and financial institutions from time to time parties thereto and NationsBank, N.A., as agent for the Lenders (in such capacity, the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     ___________________________________    (the   "transferor    Lender")   and
_________________________ the "Purchasing Lender") agree as follows:

     1. The transferor Lender hereby irrevocably sells and assigns to the Purchasing Lender without recourse to the transferor Lender, and the Purchasing Lender hereby irrevocably purchases and assumes from the transferor Lender without recourse to the transferor Lender, as of the Transfer Effective Date (as defined below), a _____% interest (the "Assigned Interest") in and to the transferor Lender's rights and obligations under the Credit Agreement and the other Credit Documents with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 attached hereto (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on such Schedule 1.

     2. The transferor Lender (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the transferor Lender has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches hereto any Notes held by it evidencing the Assigned Facilities and (i) requests that the Agent exchange the attached Note for a new Note payable to the Purchasing Lender and (ii) if the transferor Lender has retained any interest in the Assigned Facility, requests that the Agent exchange the attached Note for a new Notes payable to the transferor Lender and to the Purchasing Lender, as applicable, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Transfer Effective Date).

     3. The Purchasing Lender (a) represents and warrants that it is legally authorized to enter into this Commitment Transfer Supplement and has not relied on the Agent or transferor Lender in making any credit decision; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in subsection 3.1 thereof, the financial statements delivered pursuant to subsection 5.1 thereof, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement; (c) agrees that it will, independently and without reliance upon the transferor Lender, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other loan documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to subsection 2.18 of the Credit Agreement.

     4. The effective date of this Commitment Transfer Supplement shall be ________ ___, 19__ (the "Transfer Effective Date"). Following the execution of this Commitment Transfer Supplement, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to the Credit Agreement, effective as of the Transfer Effective Date (which shall not, unless otherwise agreed to by the Agent, be earlier than five Business Days after the date of such acceptance and recording by the Agent).

     5. Upon such acceptance and recording, from and after the Transfer Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Purchasing Lender whether such amounts have accrued prior to the Transfer Effective Date or accrue subsequent to the Transfer Effective Date. The transferor Lender and the Purchasing Lender shall make all appropriate adjustments in payments by the Agent for periods prior to the Transfer Effective Date or, with respect to the making of this assignment, directly between themselves.

     6. From and after the Transfer Effective Date, (a) the Purchasing Lender shall be a party to the Credit Agreement and, to the extent provided in this Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and under the other Credit Documents and shall be bound by the provisions thereof and (b) the transferor Lender shall, to the extent provided in this Commitment Transfer Supplement, relinquish its rights (except for its rights of indemnity to the Transfer Effective Date which shall survive) and be released from its obligations under the Credit Agreement.

     7. This Commitment Transfer supplement shall be governed by and construed in accordance with the laws of the State of North Carolina.

     IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   SCHEDULE 1
                        TO COMMITMENT TRANSFER SUPPLEMENT
        RELATING TO THE CREDIT AGREEMENT, DATED AS OF NOVEMBER 21, 1995,
                                      AMONG
                       CORT FURNITURE RENTAL CORPORATION,

                          CERTAIN OF ITS SUBSIDIARIES,
                            THE LENDERS NAMED THEREIN
                                       AND
                   NATIONSBANK, N.A., AS AGENT FOR THE LENDERS
                         (IN SUCH CAPACITY, THE "AGENT")
--------------------------------------------------------------------------------

Name of transferor Lender:

Name of Purchasing Lender:

Transfer Effective Date of Assignment:

      Credit             Principal         Revolving Commitment Percentage
Facility Assigned                        Amount Assigned          Assigned(1)
-----------------                        ---------------          -----------


                       $--------------            ----.--------------%


[NAME OF PURCHASING LENDER]                    [NAME OR TRANSFEROR LENDER]

By___________________________                      By___________________________
  Name:                                              Name:
  Title:                                             Title:


Accepted:                                      Consented to:

NATIONSBANK, N.A.                              CORT FURNITURE RENTAL CORPORATION

By___________________________                      By___________________________
  Name:                                              Name:
  Title:                                             Title:


(1) Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.